EXHIBIT 25.3

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER THE

TRUST INDENTURE ACT OF 1939 OF A CORPORATION

DESIGNATED TO ACT AS TRUSTEE

CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY OF A TRUSTEE

PURSUANT TO SECTION 305(b)(2) ☒

SUNTRUST BANK

(Exact name of trustee as specified in its charter)

303 Peachtree Street 30th Floor Atlanta, Georgia	30308	58-0466330
(Address of principal executive offices)	(Zip Code)	(I.R.S. employer identification no.)

George Hogan

Vice President

SunTrust Bank

25 Park Place, N.E.

24th Floor

Atlanta, Georgia 30303-2900

(404) 588-7591

(Name, address and telephone number of agent for service)

BOSTON PRIVATE FINANCIAL HOLDINGS, INC

Massachusetts	04-2976299
(State or other jurisdiction of incorporation or organization)	(IRS employer identification no.)

Ten Post Office Square Boston, Massachusetts	02109
(Address of principal executive offices)	(Zip Code)

Guarantee of 4.875% Convertible Trust Preferred Securities of

Boston Private Capital Trust I

(Title of the indenture securities)

1.	General information.

Furnish the following information as to the trustee-

Name and address of each examining or supervising authority to which it is subject.

Department of Banking and Finance,

State of Georgia

Atlanta, Georgia

Federal Reserve Bank of Atlanta

104 Marietta Street, N.W.

Atlanta, Georgia

Federal Deposit Insurance Corporation

Washington, D.C.

Whether it is authorized to exercise corporate trust powers.

Yes.

2.	Affiliations with Obligor.

If the obligor is an affiliate of the trustee, describe each such affiliation.

None.

16.	List of Exhibits.

List below all exhibits filed as a part of this statement of eligibility; exhibits identified in parentheses are filed with the Commission and are incorporated herein by reference as exhibits hereto pursuant to Rule 7a-29 under the Trust Indenture Act of 1939, as amended, and Rule 24 of the Commission’s Rules of Practice.

(1)	A copy of the Articles of Amendment and Restated Articles of Association of the trustee as now in effect.

(2)	A copy of the certificate of authority of the trustee to commence business.

(3)	A copy of the authorization of the trustee to exercise corporate trust powers.

(4)	A copy of the existing by-laws of the trustee.

(5)	Not applicable.

(6)	The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939.

(7)	A copy of the latest report of condition of the trustee published pursuant to law or the requirements of its supervising or examining authority as of the close of business on September 30, 2004.

(8)	Not applicable.

(9)	Not applicable.

2

SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939 the trustee, SunTrust Bank, a banking corporation organized and existing under the laws of the State of Georgia, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Atlanta and the State of Georgia, on the 12th day of January, 2005.

SUNTRUST BANK

By:	/s/ GEORGE HOGAN
George Hogan Vice President

3

EXHIBIT 25.3

EXHIBIT 1 TO FORM T-1

ARTICLES OF AMENDMENT AND

RESTATED ARTICLES OF INCORPORATION OF

SUNTRUST BANK

Secretary of State Corporations Division 315 West Tower #2 Martin Luther King, Jr. Dr. Atlanta, Georgia 30334-1530	DOCKET NUMBER: 020880289 CONTROL NUMBER: J715952 EFFECTIVE DATE: 03/13/2002 REFERENCE: 0077 PRINT DATE: 03/15/2002 FORM NUMBER: 101

MARGARET U. HODGSON SUNTRUST BANKS, INC. POST OFFICE BOX 4418, MAIL CODE 643 ATLANTA, GEORGIA 30302-4418

CERTIFICATE OF AMENDMENT

I, Cathy Cox, the Secretary of State and the Corporations Commissioner of the State of Georgia, do hereby certify under the seal of my office that articles of amendment have been filed to amend certain articles of incorporation and that the Department of Banking and Finance has filed a certificate of approval authorizing the amendment of said articles for

SUNTRUST BANK

Atlanta, Fulton COUNTY, Georgia

The required fees as provided by Title 14 of the official Code of Georgia Annotated have been paid.

THEREFORE, the Secretary of State hereby issues this certificate of amendment.

WITNESS my hand and official seal in the City of Atlanta and the State of Georgia on this date set forth above.

/s/ Cathy Cox
Cathy Cox
Secretary of State

ARTICLES OF AMENDMENT AND

RESTATED ARTICLES OF INCORPORATION OF

SUNTRUST BANK

Pursuant to the Financial Institutions Code of Georgia, SunTrust Bank, a Georgia banking corporation (the “Bank”), submits Articles of Amendment and Restated Articles of Incorporation and shows as follows:

1.

The Bank was chartered by a special act of the General Assembly of Georgia approved on September 21, 1891 with banking and trust powers.

2.

The Bank’s main office is located at 303 Peachtree Street, N.E. Atlanta, Fulton County, Georgia, 30308.

3.

By a written consent and waiver of notice dated March 4, 2002, the sole shareholder of the 4,320,000 shares of Common Stock then outstanding and entitled to vote did authorize, approve and adopt these Articles of Amendment and Restated Articles of Incorporation of the Bank, as submitted by a Resolution of the Board of Directors, and as set forth in Paragraph 4 below. The Bank has only two classes of stock authorized, its Common Stock and its Preferred Stock, of which only one class, its Common Stock, is issued and outstanding on the date hereof.

4.

The Articles of Incorporation of the Bank shall be amended by authorizing the issuance of Series C Non-Cumulative Preferred Stock in Article VI, and by restating in their entirety the Articles of Incorporation, as heretofore amended, and substituting therefor in all respects, the Restated Articles of Incorporation as follows:

RESTATED

ARTICLES OF INCORPORATION

OF

SUNTRUST BANK

Article I

The name of the bank is SunTrust Bank (the “Bank”).

Article II

The Bank is organized pursuant to the provisions of the Financial Institutions Code of Georgia.

Article III

The Bank shall have perpetual duration.

Article IV

The principal place of business of the Bank is located in Atlanta, Fulton County, Georgia, and the Bank may establish branches or agencies at other places in Georgia or elsewhere. The address of the main office of the Bank is 303 Peachtree Street, N.E., Atlanta, Fulton County, Georgia 30308.

Article V

The purposes for which the Bank is organized are to act as a bank and as a trust company and to enjoy and be subject to the powers and restrictions of a bank and a trust company under the laws of the State of Georgia, and to conduct any other businesses, to exercise any powers, and to engage in any other activities not specifically prohibited to corporations organized to act as a bank and as a trust company under the laws of the State of Georgia.

Article VI

Section 6.01. The aggregate number of common shares which the Bank has authority to issue is 4,750,000, all of which are of one class only, each such share having a par value of $5.00 (the “Common Stock”). The Bank shall also have authority to issue 100,000 shares of preferred stock, par value $1,000 per share (the “Preferred Stock”).

Section 6.02. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series A Non-Cumulative Preferred Stock, consisting of 1,000 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series A Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

(a) Designation and Amount. The shares of such series of Preferred Stock shall be designated as the Series A Non-Cumulative Preferred Stock (“Series A Preferred Stock”), and the number of shares constituting the Series A Preferred Stock shall be 1,000. The liquidation preference of the Series A Preferred Stock shall be $100,000 per share (“Series A Liquidation Value”).

2

(b) Maturity. The Series A Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

(c) Rank. The Series A Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Bank, rank (i) senior to all classes and series of Common Stock of the Bank and to all classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank, or which do not specify their rank (collectively with the Common Stock, the “Series A Junior Securities”); (ii) on a parity with the Series B Preferred Stock and each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively with the Series B Preferred Stock, the “Series A Parity Securities”); and (iii) junior to each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series A Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively, the “Series A Senior Securities”), provided that any such Series A Senior Securities and Series A Panty Securities issued after the date hereof that are not approved by the holders of Series A Preferred Stock as required by Section 6.02(i)(i)(D) hereof shall be deemed to be’ Series A Junior Securities and not Series A Senior Securities or Series A Parity Securities, as the case may be.

(d) Dividends. Dividends are payable on the Series A Preferred Stock as follows:

(i) The holders of shares of the Series A Preferred Stock in preference to the Series A Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Bank, preferential non-cumulative dividends payable in cash at the annual rate of nine percent (9.00%) of the Series A Liquidation Value (the “Series A Dividend Rate”).

(ii) Dividends on the Series A Preferred Stock shall be non-cumulative. Dividends not paid on any Series A Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series A Dividend Period to but excluding the immediately succeeding Series A Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series A Dividend Payment Date of each year with respect

3

to the Series A Dividend Period ending on the day immediately prior to such Series A Dividend Payment Date at the Series A Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on March 31, 2001 with respect to any shares of Series A Preferred Stock issued prior to that Series A Dividend Payment Date; provided that dividends payable on the Series A Preferred Stock on the initial Series A Dividend Payment Date (and any dividend payable for a period less than a full semiannual period) shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series A Dividend Period; and provided, further, that dividends payable on the Series A Preferred Stock on the initial Series A Dividend Payment Date shall include any accumulated and unpaid dividends on the Series B Non-Cumulative Exchangeable Preferred Stock of the Corporation exchanged for the Series A Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series A Preferred Stock shall be paid only in cash.

(iii) No dividends on shares of Series A Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(iv) Holders of shares of Series A Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series A Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series A Preferred Stock that may be in arrears.

(v) (A) So long as any shares of Series A Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series A Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series A Junior Securities and other than as provided in clause (B) below), nor shall any shares of any Series A Junior Securities or any Series A Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series A Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series A Preferred Stock for the related Series A Dividend Period shall not have been declared and paid, when due, for the two consecutive Series A Dividend Periods terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

4

(B) When dividends for any dividend period are not paid in full, as provided in clause (A) above, on the shares of the Series A Preferred Stock or any Series A Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series A Preferred Stock and any Series A Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series A Preferred Stock for such Series A Dividend Period and such Series A Parity Securities for the corresponding dividend period bear to each other.

(e) Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series A Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series A Liquidation Value -for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series A Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series A Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series A Preferred Stock and any Series A Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series A Preferred Stock and the holders of outstanding shares of such Series A Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series A Dividend Period, to which holders of Series A Preferred Stock are entitled, holders of Series A Preferred Stock will have no right or claim to any remaining assets of the Bank.

(ii) For the purpose of this Section 6.02(e), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank, nor the consolidation or merger of the Bank, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Bank, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.

(f) Redemption. The Series A Preferred Stock is not redeemable prior to March 31, 2021. On or after such date, the Series A Preferred Stock shall be redeemable, in whole or in part, at the option of the Bank, but only with the prior written approval of the Federal Reserve and, if such approval is then required under any applicable law, rule, guideline or policy, with the prior written approval of the Georgia Department of

5

Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series A Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series A Dividend Payment Date (the “Series A Redemption Price”). Any date of such redemption is referred to as the “Series A Redemption Date.” If fewer than all the outstanding shares of Series A Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

(g) Procedure for Redemption.

(i) Upon redemption of the Series A Preferred Stock pursuant to Section 6.02(f) hereof, notice of such redemption (a “Series A Notice of Redemption”) shall be mailed by fast-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series A Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series A Redemption Date; (B) the Series A Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series A Redemption Price; and (D) the CUSIP number of the shares being redeemed.

(ii) If a Series A Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series A Preferred Stock as to which a Series A Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series A Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series A Redemption Date (unless the Bank shall default in making payment of the Series A Redemption Price), all rights of the holders thereof as stockholders of the Bank by reason of the ownership of such shares (except their right to receive the Series A Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series A Preferred Stock so called for redemption shall not claim the Series A Redemption Price for its shares within six months after the related Series A Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof.

6

(iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series A Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series A Redemption Price for the shares to be redeemed on the Series A Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series A Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Atlanta, Georgia at the opening of business on such Series A Redemption Date.

(iv) Except as otherwise expressly set forth in this Section 6.02(g), nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series A Preferred Stock at any price, whether higher or lower than the Series A Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

(v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series A Preferred Stock on any Series A Redemption Date, the Bank shall redeem on the Series A Redemption Date only the number of shares of Series A Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series A Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practicable date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.

(h) Reacquired Shares. Shares of the Series A Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank are not subject to reissuance or resale as shares of Series A Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

(i) Voting Rights. Holders of Series A Preferred Stock will not have any voting rights, except as otherwise from time to time required by law and except as follows:

(i) In addition to any vote or consent of stockholders required by law, the approval of the holders of two-thirds of the outstanding shares of Series A Preferred Stock, voting as a class, shall be required for the Bank: (A) to amend, alter or repeal any of the provisions of these Restated Articles of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of Series A Preferred Stock so as to materially and adversely affect them, except as permitted in Section 6.02(j)(i)(A); (B) to authorize the merger, consolidation, or reclassification of the Bank with or into another Person, except

7

as permitted in Section 6.02(j)(i)(B); (C) to dissolve, liquidate or wind up the affairs of the Bank; and (D) to authorize or issue, or obligate itself to authorize or issue, any Series A Senior Securities or any Series A Parity Securities unless, for purposes of this clause (D) only, the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding.

(ii) If at any time dividends on the Series A Preferred Stock or any Series A Parity Securities shall not have been declared and paid in an amount equal to three semiannual dividends, whether consecutive or not, the number of directors constituting the Board of Directors of the Bank shall be increased by two and the holders of the Series A Preferred Stock and any Series A Parity Securities with similar voting rights, voting together as a single class, shall be entitled to elect two additional persons to fill such newly created directorships. The directors so elected shall meet the qualifications set forth in the Bank’s bylaws and any applicable statutory or regulatory qualifications. At such time as dividends for at least two consecutive Series A Dividend Periods have been fully paid or set apart for full payment on the outstanding Series A Preferred Stock and any Series A Parity Securities with similar voting rights, the rights of such holders to vote for the election of directors as provided in this Section 6.02(i)(ii) shall cease and such directors shall no longer serve on the Board of Directors of the Bank, subject to renewal from time to time in the event of each and every subsequent default in the aggregate amount equivalent of three full semiannual dividends.

During any period when the holders of the Series A Preferred Stock and any Series A Parity Securities have the right to vote as a class for directors as provided above, the directors so elected by the holders of the Series A Preferred Stock and any Series A Parity Securities with similar voting rights shall continue in office until their successors shall have been elected or until termination of the right of the holders of the Series A Preferred Stock and any Series A Parity Securities to vote as a class for directors. For purposes of the foregoing, the holders of the Series A Preferred Stock and any Series A Parity Securities shall vote in proportion to their respective liquidation preference of the shares of such stock held by them.

(iii) With respect to any right of the holders of shares of Series A Preferred Stock to vote on any matter, whether such right is created by this Section 6.02(i), by applicable law or otherwise, no holder of any share of Series A Preferred Stock shall be entitled to vote, and no share of Series A Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed outstanding for quorum purposes, as the case may be, funds sufficient for the redemption of such

8

shares are irrevocably deposited with the Transfer Agent and a Series A Notice of Redemption has been given by the Bank or an affiliate thereof to the holders of the Series A Preferred Stock.

(j) Covenants. So long as any shares of Series A Preferred Stock are outstanding, the Bank covenants and agrees with and for the benefit of the holders of shares of Series A Preferred Stock that:

(i) the Bank shall not; without the affirmative vote or consent of holders of two-thirds of the number of shares of Series A Preferred Stock then outstanding, voting as a separate class:

(A) amend, alter or repeal any provisions of these Restated Articles of Incorporation (existing prior to and at the time of such vote) so as to materially and adversely affect the rights, preferences, privileges or restrictions of the holders of Series A Preferred Stock, except that this subsection (A) shall not apply to steps taken by the Bank to issue and the issuance of other preferred stock by the Bank; or

(B) consolidate, merge, or reclassify with or into any other Person, or permit any merger of another Person into the Bank, or enter into a voluntary liquidation or voluntary dissolution of the Bank or enter into a share exchange with another Person, except that (1) the Bank may consolidate, merge or reclassify with or into another Person or enter into a share exchange with another Person if such other Person is a consolidated subsidiary (in accordance with generally accepted accounting principles) of SunTrust Banks, Inc., or (2) the Bank may consolidate, merge, or reclassify with or into another Person or enter into a share exchange with another Person if (a) such other Person is a Depository Institution or corporation organized under the laws of the United States or of a state of the United States, (b) such other Person expressly assumes all obligations and commitments of the Bank pursuant to such consolidation, merger, reclassification or share exchange, (c) the outstanding shares of Series A Preferred Stock are exchanged for, reclassified as or converted into shares of the surviving Depository Institution or corporation which have preferences, limitations and relative voting and other rights substantially identical to those off the Series A Preferred Stock, (d) after giving effect to such merger, consolidation, reclassification or share exchange, no default, or event which with the giving of notice or passage of time or both could become a default by the Bank of its obligations under these Restated Articles of Incorporation, shall have occurred and be continuing, and (e) the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written’ notice to the Transfer Agent, confirming that such merger, consolidation, reclassification or share exchange will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding, provided that, for purposes of this subsection (B)(2), the Bank shall have

9

delivered to the Transfer Agent and caused to be mailed to each holder of record of Series A Preferred Stock, at least thirty days prior to any such merger, consolidation, reclassification or share exchange becoming effective, a notice describing such merger, consolidation, reclassification or share exchange, together with an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, reclassification or share exchange complies with the requirements of these Restated Articles of Incorporation and that all conditions precedent herein provided for relating to such transaction have been complied with.

(ii) the Bank will not issue additional shares of Series A Senior Securities or Series A Parity Securities unless the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series A Preferred Stock then outstanding.

Section 6.03. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series B Non-Cumulative Preferred Stock, consisting 9,000 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series B Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

(a) Designation and Amount. The shares of such series of Preferred Stock shall be designated as the Series B Non-Cumulative Preferred Stock (“Series B Preferred Stock”), and the number of shares constituting the Series B Preferred Stock shall be 9,000. The liquidation preference of the Series B Preferred Stock shall be $100,000 per share (“Series B Liquidation Value”).

(b) Maturity. The Series B Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

(c) Rank. The Series B Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Bank, rank (i) senior to all classes and series of Common Stock of the Bank and to all classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank, or which do not specify their rank (collectively with the Common Stock, the “Series B Junior Securities”); (ii) on a parity with the Series A Preferred Stock and each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively with the Series A Preferred Stock, the “Series B Parity Securities”); and (iii) junior to each other class or series of equity securities issued by the Bank after the date hereof, the terms of which

10

specifically provide that such class or series will rank senior to the Series B Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively, the “Series B Senior Securities”), provided that any such Series B Senior Securities or Series B Parity Securities issued after the date hereof that are not approved by the holders of Series B Preferred Stock as required by Section 6.03(i)(i)(D) hereof shall be deemed to be Series B Junior Securities and not Series B Senior Securities or Series B Parity Securities, as the case maybe.

(d) Dividends. Dividends are payable on the Series B Preferred Stock as follows:

(i) The holders of shares of the Series B Preferred Stock in preference to .the Series B Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Bank, preferential non-cumulative dividends payable in cash in an amount determined by applying the annual rate of LIBOR plus 200 basis points to the Series B- Liquidation Value (the “Series B Dividend Rate”).

(ii) Dividends on the Series B Preferred Stock shall be non-cumulative. Dividends not paid on any Series B Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the fast day of any Series B Dividend Period to but excluding the immediately succeeding Series B Dividend Payment Date. Dividends, if and when declared, shall be payable in arrears in cash on each Series B Dividend Payment Date of each year with respect to the Series B Dividend Period ending on the day immediately prior to such Series B Dividend, Payment Date at the Series B Dividend Rate per share to holders of record at the close of business on the applicable Record Date, commencing on the Exchange Date with respect to any shares of Series B Preferred Stock issued prior to that Series B Dividend Payment Date; provided that dividends payable on the Series B Preferred Stock on the initial Series B Dividend Payment Date (and any dividend payable for a period less than a full quarterly period) shall be prorated for the period and computed on the basis of a 360-day year and the actual number of days in such Series B Dividend Period; and provided, further, that dividends payable on the Series B Preferred Stock on the initial Series B Dividend Payment Date shall include any accumulated and unpaid dividends on the Series C Non-Cumulative Exchangeable Preferred Stock of the Corporation exchanged for the Series B Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series B Preferred Stock shall be paid only in cash.

(iii) No dividends on shares of Series B Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would

11

constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

(iv) Holders of shares of Series B Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series B Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series B Preferred Stock that may be in arrears.

(v) (A) So long as any shares of Series B Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series B Junior Securities (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series B Junior Securities and other than as provided in clause (B) below), nor shall any shares of any Series B Junior Securities or any Series B Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of; or options, warrants or rights to subscribe for or purchase, Series B Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series B Preferred Stock for the related Series B Dividend Period shall not have been declared and paid, when due, for the four consecutive Series B Dividend Periods terminating on or immediately prior to the date of payment in respect of such dividend, distribution, redemption, purchase or acquisition.

(B) When dividends for any dividend period are not paid in full, as provided in clause (A) above, on the shares of the Series B Preferred Stock or any Series B Parity Securities, dividends may be declared and paid on any such shares for any dividend period therefor, but only if such dividends are declared and paid pro rata so that the amount of dividends declared and paid per share on the shares of the Series B Preferred Stock and any Series B Parity Securities, in all cases shall bear to each other the same ratio that the amount of unpaid dividends per share on the shares of the Series B Preferred Stock for such Series B Dividend Period and such Series B Parity Securities for the corresponding dividend period bear to each other.

(e) Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series B Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series B Liquidation Value for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series B Dividend Period, whether or not earned or declared, before any payment shall

12

be made or any assets distributed to the holders of Series B Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series  ,B Preferred Stock and any Series B Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series B Preferred Stock and the holders of outstanding shares of such Series B Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series B Dividend Period, to which holders of Series B Preferred Stock arc entitled, holders of Series B Preferred Stock will have no right or claim to any remaining assets of the Bank.

(ii) For the purpose of this Section 6.03(e), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank, nor the consolidation or merger of the Bank, shall be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Bank, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.

(f) Redemption. The Series B Preferred Stock is not redeemable prior to March 31, 2011. On March 31, 2011 and on each Series B Dividend Payment Date thereafter, the Series B Preferred Stock shall be redeemable, in whole or in part, at the option of the Bank, but with the prior written approval of the Federal Reserve and, if approval is then required under any applicable law, rule, guideline or policy, the Georgia Department of Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series B Liquidation Value per share plus unpaid dividends thereon accumulated since the immediately preceding Series B Dividend Payment Date (the “Series B Redemption Price’). Any date of such redemption is referred to as the “Series B Redemption Date.” If fewer than all the outstanding shares of Series B Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

(g) Procedure for Redemption.

(i) Upon redemption of the Series B Preferred Stock pursuant to Section 6.03(f) hereof, notice of such redemption (a “Series B Notice of Redemption”) shall be mailed by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series B Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series

13

B Redemption Date; (B) the Series B Redemption Price; (C) the place or places where certificates for such shares are to be surrendered for payment of the Series B Redemption Price; and (D) the CUSIP number of the shares being redeemed.

(ii) If a Series B Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series B Preferred Stock as to which a Series B Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series B Redemption Price to the holders thereof or if no such deposit is made, then upon the Series B Redemption Date (unless the Bank shall default in making payment of the Series B Redemption Price), all rights of the holders thereof as stockholders of the Bank by reason of the ownership of such shares (except their right to receive the Series B Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any shares of Series B Preferred Stock so called for redemption shall not claim the Series B Redemption Price for its shares within six months after the related Series B Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof

(iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series B Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series B Redemption Price for the shares to be redeemed on the Series B Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series B Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Atlanta, Georgia at the opening of business on such Series B Redemption Date.

(iv) Except as otherwise expressly set forth in this Section 6.03(g), nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series B Preferred Stock at any price, whether higher or lower than the Series B Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

(v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series B Preferred Stock on any Series B Redemption Date, the Bank shall redeem on the Series B Redemption Date only

14

the number of shares of Series B Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series B Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practicable date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.

(h) Reacquired Shares. Shares of the Series B Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank arc not subject to reissuance or resale as shares of Series B Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

(i) Voting Rights. Holders of Series B Preferred Stock will not have any voting rights, except as otherwise from time to time required by law and except as follows:

(i) In addition to any vote or consent of stockholders required by law, the approval of the holders of two-thirds of the outstanding shares of Series B Preferred Stock, voting as a class, shall be required for the Bank: (A) to amend, alter or repeal any of the provisions of these Restated Articles of Incorporation in any manner that would alter or change the powers, preferences or special rights of the shares of Series B Preferred Stock so as to materially and adversely affect them, except as permitted in Section 6.03(j)(i)(A); (B) to authorize the merger, consolidation, or reclassification of the Bank with or into another Person, except as permitted in Section 6.03(j)(i)(B); (C) to dissolve, liquidate or wind up the. affairs of the Bank; and (D) to authorize or issue, or obligate itself to authorize or issue, any Series B Senior Securities or Series B Parity Securities, unless, for purposes of this clause (D), the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance of Series B Parity Securities will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding.

(ii) If at any time dividends on the Series B Preferred Stock or any Series B Parity Securities shall not have been declared and paid in an amount equal to six quarterly dividends, whether consecutive or not, the number of directors constituting the Board of Directors of the Bank shall be increased by two and the holders of the Series B Preferred Stock and any Series B Parity Securities with similar voting rights, voting together as a single class, shall be entitled to elect two additional persons to fill such newly created directorships. The directors so elected shall meet the qualifications set forth in the Bank’s bylaws and any applicable statutory or regulatory qualifications. At such time as dividends for at least four consecutive Series B Dividend Periods have been fully paid or set apart for full payment on the outstanding Series B Preferred Stock and any Series B Parity Securities with similar voting rights, the rights of such holders to vote for the election of directors as provided in this Section 6.03(i)(ii) shall

15

cease and such directors shall no longer serve on the Board of Directors of the Bank, subject to renewal from time to time upon the same terms and conditions in the event of each and every subsequent default in the aggregate amount equivalent of six full quarterly dividends.

During any period when the holders of the Series B Preferred Stock and any Series B Parity. Securities have the right to vote as a class for directors as provided above, the directors so elected by the holders of the Series B Preferred Stock and any Series B Parity Securities with similar voting rights shall continue in office until their successors shall have been elected or until termination of the right of the holders of the Series B Preferred Stock and any Series B Parity Securities to vote as a class for directors. For purposes of the foregoing, the holders of the Series B -Preferred Stock and any Series B Parity Securities shall vote in proportion to their respective liquidation preference of the shares of such stock held by them.

(iii) With respect to any right of the holders of shares of Series B Preferred Stock to vote on any matter, whether such right is created by this Section 6.03(i), by applicable law or otherwise, no holder of any share of Series B Preferred Stock shall be entitled to vote, and no share of Series B Preferred Stock shall be deemed to be outstanding for the purpose of voting or determining the number of shares required to constitute a quorum, if prior to or concurrently with a determination of shares entitled to vote or of shares deemed outstanding for quorum purposes, as the case may be, funds sufficient for the redemption of such shares are irrevocably deposited with the Transfer Agent and a Series B Notice of Redemption has been given by the Bank or an affiliate thereof to the holders of the Series B Preferred Stock.

(j) Covenants. So long as any shares of Series B Preferred Stock are outstanding, the Bank covenants and agrees with and for the benefit of the holders of shares of Series B Preferred Stock that:

(i) the Bank shall not, without the affirmative vote or consent of holders of two-thirds of the number of shares of Series B Preferred Stock then outstanding, voting as a separate class:

(A) amend, alter or repeal any provisions of these Restated Articles of Incorporation (existing prior to and at the time of such vote) so as to materially and adversely affect the rights, preferences, privileges or restrictions of the holders of Series B Preferred Stock, except that this subsection (A) shall not apply to steps taken by the Bank to issue and the issuance of other preferred stock by the Bank, or

(B) consolidate, merge, or reclassify with or into any other Person, or permit any merger of another Person into the Bank, or enter into a voluntary liquidation or voluntary dissolution of the Bank or enter into a share exchange with another Person, except that (1) the Bank may

16

consolidate, merge or reclassify with or into another Person or enter into a share exchange with another Person if such other Person is a consolidated subsidiary (in accordance with generally accepted accounting principles) of SunTrust Banks, Inc., or (2) the Bank may consolidate, merge, or reclassify with or into another Person or enter into a share exchange with another Person if (a) such other Person is a Depository Institution or corporation organized under the laws of the United States or a state of the United States, (b) such other Person expressly assumes all obligations and commitments of the Bank pursuant to such consolidation, merger, reclassification or share exchange, (c) the outstanding shares of Series B Preferred Stock are exchanged for, reclassified as or converted into shares of the surviving Depository Institution or corporation which have preferences, limitations and relative voting and other rights substantially identical to those of the Series B Preferred Stock, (d) after giving effect to such merger, consolidation, reclassification or share exchange, no default, or event which with the giving of notice or passage of time or both could become a default by the Bank of its obligations under these Restated Articles of Incorporation, shall have occurred and be continuing, and (e) the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that such merger, consolidation, reclassification or share exchange will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding; provided that, for purposes of this subsection (B)(2), the Bank shall have delivered to the Transfer Agent and caused to be mailed to each holder of record of Series B Preferred Stock, at least thirty days prior to any such merger, consolidation, reclassification or share exchange becoming effective, a notice describing such merger, consolidation, reclassification or share exchange, together with an Officers’ Certificate and an Opinion of Counsel, each stating that such merger, consolidation, reclassification or share exchange complies with the requirements of these Restated Articles of Incorporation and that all conditions precedent herein provided for relating to such transaction have been complied with.

(ii) The Bank covenants and agrees with and for the benefit of the holders of shares of Series B Preferred Stock that the Bank will not issue additional shares of Series B Senior Securities or Series B Parity Securities unless the Bank shall have received written notice from each of the Rating Agencies, and delivered a copy of such written notice to the Transfer Agent, confirming that any such issuance will not result in a reduction of the rating assigned by any of such Rating Agencies to the Series B Preferred Stock then outstanding.

17

Section 6.04. Definitions. For the purpose of Sections 6.02 and 6.03 hereof, the following terms shall have the meanings indicated:

“Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in The City of New York or Atlanta, Georgia are authorized or required by law or executive order to close.

“Calculation Agent” means any Person authorized by the Bank to determine the Series B Dividend Rate, which initially shall be the Bank.

“Corporation” means SunTrust Real Estate Investment Corporation, a Virginia corporation, or any successor thereto.

“Depository Institution” has the meaning given to such term in 12 U.S.C. § 1813(c)(i), or any successor thereto.

“Determination Date” means, with respect to any Series B Dividend Period, the date that is two London Business Days prior to the first day of such Series B Dividend Period.

“Dividend Payment Date” means, as the context requires, a Series A Dividend Payment Date or a Series B Dividend Payment Date.

“Exchange Date” means any date on which the Series B Non-Cumulative Exchangeable Preferred Stock of the Corporation is exchanged for the Series A Preferred Stock or any date on which the Series C Non-Cumulative Exchangeable Preferred Stock of the Corporation is exchanged for the Series B Preferred Stock.

“Federal Reserve” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Issue Date” means, with respect to the Series A Preferred Stock, the first date on which shares of Series A Preferred Stock are issued and with respect to the Series B Preferred Stock, the first date on which shares of the Series B Preferred Stock are issued.

“LIBOR” means, with respect to a Series B Dividend Period relating to a Series B Dividend Payment Date (in the following order of priority):

(i) the rate (expressed as a percentage per annum) for Eurodollar deposits having a three-month maturity that appears on Telerate Page 3750 as of 11:00 am. (London time) on the related Determination Date;

(ii) if such rate does not appear on Telerate Page 3750 as of 11:00 a.m. (London time) on the related Determination Date, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of the rates (expressed as percentages per annum) for Eurodollar deposits having a three-month maturity that appear on Reuters Monitor Money Rates Page LIBO (“Reuters Page LIBO”) as of 11:00 a.m. (London time) on such Determination Date;

(iii) if such rate does not appear on Reuters Page LIBO as of 11:00 a.m. (London time) on the related Determination Date, the Calculation Agent will

18

request the principal London offices of four leading banks in the London interbank market of the Bank’s selection to provide such banks’ offered quotations (expressed as percentages per annum) to prime banks in the London interbank market for Eurodollar deposits having a three-month maturity as of 11:00 a.m. (London time) on such Determination Date. If at least two quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations;

(iv) if fewer than two such quotations are provided as requested in clause (iii) above, the Calculation Agent will request four major New York City banks of the Bank’s selection to provide such banks’ offered quotations (expressed as percentages per annum) to leading European banks for loans in Eurodollars as of 11:00 a.m. (London time) on such Determination Date. If at least two such quotations are provided, LIBOR will be the arithmetic mean (if necessary rounded upwards to the nearest whole multiple of .00001%) of such quotations; and

(v) if fewer than two such quotations are provided as requested in clause (iv) above, LIBOR will be LIBOR determined with respect to the Series B Dividend Period immediately preceding such current Series B Dividend Period.

If the rate for Eurodollar deposits having a three-month maturity that initially appears on Telerate Page 3750 or Reuters Page LIBO, as the case may be, as of 11:00 am. (London time) on the related Determination Date is superseded on Telerate Page 3750 or Reuters Page LIBO, as the case may be, by a corrected rate before 12:00 noon (London time) on such Determination Date, the corrected rate as so substituted on the applicable page will be the applicable LIBOR for such Determination Date.

“London Business Day” means any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business, including dealings in foreign exchange and foreign currency deposits, in London.

“Moody’s” means Moody’s Investors Service, Inc., or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series A Preferred Stock or the Series B Preferred Stock.

“Officer’s Certificate” means a certificate signed by the President; any Vice President, the Treasurer, any Assistant Treasurer, the Secretary or any Assistant Secretary of the Bank.

“Opinion of Counsel” means a written opinion of counsel, who may be in-house counsel for the Bank.

“Person” means any individual, firm, Depository Institution or other entity and shall include any successor (by merger or otherwise) of such entity.

19

“Rating Agencies” means Moody’s (and any successor thereto), Standard & Poor’s (and any successor thereto) and any other nationally recognized statistical rating organizations assigning, at the Bank’s request, ratings to the shares of Series A Preferred Stock or Series B Preferred Stock.

“Record Date” means the 15th day of the month in which the applicable Dividend Payment Date falls for dividends declared by the Board of Directors.

“Series A Dividend Payment Date” means each March 31 and September 30 of each year.

“Series A Dividend Period” is the period from a Series A Dividend Payment Date to, but excluding, the next succeeding Series A Dividend Payment Date; provided, however, that the initial Series A Dividend Period is the period from the Issue Date of the Series B Preferred Stock to the next succeeding Series A Dividend Payment Date.

“Series A Dividend Rate” has the meaning set forth in Section 6.02(d)(i) hereof.

“Series A Junior Securities” has the meaning set forth in Section 6.02(c) hereof.

“Series A Liquidation Value” has the meaning set forth in Section 6.02(a) hereof.

“Series A Notice of Redemption” has the meaning set forth in Section 6.02(g)(i) hereof.

“Series A Parity Securities” has the meaning set forth in Section 6.02(c) hereof.

“Series A Preferred Stock” has the meaning set forth in Section 6.02(a) hereof.

“Series A Redemption Date” has the meaning set forth in Section 6.02(f) hereof.

“Series A Redemption Price” has the meaning set forth in Section 6.02(f) hereof.

“Series A Senior Securities” has the meaning set forth in Section 6.02(c) hereof.

“Series B Dividend Payment Date” means each March 31, June 30, September 30 and December 31 of each year.

“Series B Dividend Period” is the period from a Series B Dividend Payment Date to, but excluding, the next succeeding Series B Dividend Payment Date; provided, however, that the initial Series B Dividend Period is the period from the Issue Date of the Series B Preferred Stock to the next succeeding Series B Dividend Payment Date.

“Series B Dividend Rate” has the meaning set forth in Section 6.03(d)(i) hereof.

“Series B Junior Securities” has the meaning set forth in Section 6.03(c) hereof.

“Series B Liquidation Value” has the meaning set forth in Section 6.03(a) hereof.

“Series B Notice of Redemption” has the meaning set forth in Section 6.03(g)(i) hereof.

20

“Series B Parity Securities” has the meaning set forth in Section 6.03(c) hereof.

“Series B Preferred Stock” has the meaning set forth in Section 6.03(a) hereof.

“Series B Redemption Date” has the meaning set forth in Section 6.03(f) hereof.

“Series B Redemption Price” has the meaning set forth in Section 6.03(f) hereof.

“Series B Senior Securities” has the meaning set forth in Section 6.03(c) hereof.

“Standard & Poor’s” means Standard & Poor’s Ratings Group, a division of The McGraw-Hill Companies, Inc. or its successor, so long as such agency (or successor) is in the business of rating securities of the type of the Series A Preferred Stock or the Series B Preferred Stock.

“Transfer Agent” means a bank or trust company as may be appointed from time to time by the Board of Directors of the Bank, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series A Preferred Stock and the Series B Preferred Stock.

Section 6.05. Pursuant to the provisions of this Article VI, a series of Preferred Stock, all designated as the Series C Non-Cumulative Preferred Stock, consisting of 500 shares, is hereby established and authorized to be issued, and in addition to such matters specified elsewhere in this Article VI, such Series C Non-Cumulative Preferred Stock shall have the following powers, preferences and relative, participating, optional or other special rights and qualifications, limitations or restrictions:

(a) Designation and Amount. The shares of such series of Preferred Stock shall be designated as the Series C Non-Cumulative Preferred Stock (“Series C Preferred Stock”), and the number of shares constituting the Series C Preferred Stock shall be 500. The liquidation preference of the Series C Preferred Stock shall be $1,000,000 per share (“Series C Liquidation Value”).

(b) Maturity. The Series C Preferred Stock has no stated maturity and will not be subject to any sinking fund or mandatory redemption.

(c) Rank. The Series C Preferred Stock shall, with respect to dividend rights and upon liquidation, dissolution and winding up of the Bank, rank (i) senior to all classes and series of Common Stock of the Bank and to all classes and series of equity securities of the Bank now or hereafter authorized, issued or outstanding, which by their terms expressly provide that they are junior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank, or which do not specify their rank (collectively with the Common Stock, the “Series C Junior Securities”); (ii) on a parity with each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank on a parity with the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (the “Series C Parity Securities”); and (iii) junior to the Series A Preferred

21

Stock, the Series B Preferred Stock and to each other class or series of equity securities issued by the Bank after the date hereof, the terms of which specifically provide that such class or series will rank senior to the Series C Preferred Stock as to dividend distributions and distributions upon the liquidation, dissolution or winding up of the Bank (collectively with the Series A Preferred Stock and the Series B Preferred Stock, the “Series C Senior Securities”).

(d) Dividends. Dividends are payable on the Series c Preferred Stock as follows:

(i) The holders of shares of the Series C Preferred Stock in preference to the Series C Junior Securities shall be entitled to receive, out of funds legally available for that purpose, and when, as, and if declared by the Board of Directors of the Bank, preferential non-cumulative dividends payable in cash at the annual rate of seven and one quarter percent (7.25%) of the Series C Liquidation Value (the “Series C Dividend Rate”).

(ii) Dividends on the Series C Preferred Stock shall be non-cumulative. Dividends not paid on any Series C Dividend Payment Date shall not accumulate thereafter. Dividends shall accumulate from the first day of any Series C Dividend Period to but excluding the immediately succeeding Series C Dividend Payment Date Dividends, if and when declared, shall be payable in arrears in cash on each Series C Dividend Payment Date of each year with respect to the Series C Dividend Period ending on the day immediately prior to such Series C Dividend Payment Date at the Series C Dividend Rate to holders of record at the close of business on the applicable Record Date, commencing on September 15, 2002, with respect to any shares of Series C Preferred Stock issued prior to that Series C Dividend Payment Date; provided that any dividend payable for a period less than a full semiannual period shall be prorated for the period and computed on the basis of a 360-day year of twelve 30-day months and the actual number of days in such Series C Dividend Period; and provided further, that dividends payable on the Series C Preferred Stock on the initial Series C Dividend Payment Date shall include any accumulated and unpaid dividends on the Non-Cumulative Exchangeable Preferred Stock of the Company exchanged for the Series C Preferred Stock as of the Exchange Date for the then current dividend period. Dividends on such Series C Preferred Stock shall be paid only in cash.

(iii) No dividends on shares of Series C Preferred Stock shall be declared by the Board of Directors or paid or set apart for payment by the Board of Directors or paid or set apart for payment by the Bank at such time as the terms and provisions of any agreement of the Bank, including any agreement relating to its indebtedness, prohibits such declaration, payment or setting apart for payment or provides that such declaration, payment or setting apart for payment would constitute a breach thereof or a default thereunder, or if such declaration or payment shall be restricted or prohibited by law.

22

(iv) Holders of shares of Series C Preferred Stock shall not be entitled to any dividends in excess of full non-cumulative dividends declared, as herein provided, on the shares of Series C Preferred Stock. No interest, or sum of money in lieu of interest, shall be payable in respect of any dividend payment on the shares of Series C Preferred Stock that may be in arrears.

(v) So long as any shares of Series C Preferred Stock are outstanding, no dividends shall be declared, paid or set aside for payment or other distribution upon any Series C Junior Securities for any Series C Dividend Period (other than dividends or distributions paid in shares of, or options, warrants or rights to subscribe for or purchase shares of, Series C Junior Securities and other than as provided in clause (B) below), nor, during any Series C Dividend Period, shall any shares of any Series C Junior Securities or any Series C Parity Securities be redeemed, purchased or otherwise acquired for any consideration (or any moneys be paid to or set aside or made available for a sinking fund for the redemption of any shares of any such stock) by the Bank (except by conversion into or exchange for shares of, or options, warrants or rights to subscribe for or purchase, Series C Junior Securities) whenever, in each case, full non-cumulative dividends on all outstanding shares of the Series C Preferred Stock for such Series C Dividend Period shall not have been declared and paid or set aside for payment.

(e) Liquidation Preference.

(i) In the event of any voluntary or involuntary liquidation, dissolution or winding up of the affairs of the Bank, the holders of shares of Series C Preferred Stock then outstanding shall be entitled to be paid out of the assets of the Bank available for distribution to its stockholders an amount in cash equal to the Series C Liquidation Value for each share outstanding, plus an amount in cash equal to all accumulated and unpaid dividends thereon for the then current Series C Dividend Period, whether or not earned or declared, before any payment shall be made or any assets distributed to the holders of Series C Junior Securities. If the assets of the Bank are not sufficient to pay in full the liquidation payments payable to the holders of outstanding shares of the Series C Preferred Stock and any Series C Parity Securities, then the holders of all such shares shall share ratably in such distribution of assets in accordance with the amount which would be payable on such distribution if the amounts to which the holders of outstanding shares of Series C Preferred Stock and the holders of outstanding shares of such Series C Parity Securities are entitled were paid in full. After payment of the full amount of the liquidation preference, plus any accumulated and unpaid dividends for the then current Series C Dividend Period, to which holders of Series C Preferred Stock are entitled, holders of Series C Preferred Stock will have no right or claim to any remaining assets of the Bank.

(ii) For the purpose of this Section 6.05(e), neither the voluntary sale, conveyance, exchange or transfer (for cash, shares of stock, securities or other consideration) of all or substantially all of the property or assets of the Bank, nor the consolidation or merger of the Bank, shall be deemed to be a voluntary or

23

involuntary liquidation, dissolution or winding up of the Bank, unless such voluntary sale, conveyance, exchange or transfer shall be in connection with a plan of liquidation, dissolution or winding up of the Bank.

(f) Redemption. After the Issue Date, the Series C Preferred Stock shall be redeemable, in whole or in part, at the option of the Bank, but only with the prior written approval of the Federal Reserve and, if such approval is then required under any applicable law, rule, guideline or policy, with the prior written approval of the Georgia Department of Banking and Finance, for cash out of any source of funds legally available, at a redemption price equal to 100% of the Series C Liquidation Value per share plus declared and unpaid dividends thereon, if any accumulated since the immediately preceding Series C Dividend Payment Date (the “Series C Redemption Price”). Any date of such redemption is referred to as the “Series C Redemption Date.” If fewer than all the outstanding shares of Series C Preferred Stock are to be redeemed, the Bank will select those to be redeemed by lot or pro rata or by any other method as may be determined by the Board of Directors to be equitable.

(g) Procedure for Redemption.

(i) Upon redemption of the Series C Preferred Stock pursuant to Section 6.05(f) hereof, notice of such redemption (a “Series C Notice of Redemption) shall be mailed by first-class mail, postage prepaid, not less than 30 days nor more than 60 days prior to the Series C Redemption Date to the holders of record of the shares to be redeemed at their respective addresses as they shall appear in the records of the Bank; provided, however, that failure to give such notice or any defect therein or in the mailing thereof shall not affect the validity of the proceeding for the redemption of any shares so to be redeemed except as to the holder to whom the Bank has failed to give such notice or except as to the holder to whom notice was defective. Each such notice shall state: (A) the Series C Redemption Date; (13) the Series C Redemption Price; and (C) the place or places where certificates for such shares are to be surrendered for payment of the Series C Redemption Price.

(ii) If a Series C Notice of Redemption shall have been given as aforesaid and the Bank shall have deposited on or before the Redemption Date a sum sufficient to redeem the shares of Series C Preferred Stock as to which a Series C Notice of Redemption has been given in trust with the Transfer Agent with irrevocable instructions and authority to pay the Series C Redemption Price to the holders thereof, or if no such deposit is made, then upon the Series C Redemption Date (unless the Bank shall default in making payment of the Series C Redemption Price), all rights of the holders thereof as stockholders of the Bank by reason of the ownership of such shares (except their right to receive the Series C Redemption Price thereof without interest) shall cease and terminate, and such shares shall no longer be deemed outstanding for any purpose. The Bank shall be entitled to receive, from time to time, from the Transfer Agent the interest, if any, earned on such moneys deposited with it, and the holders of any shares so redeemed shall have no claim to any such interest. In case the holder of any

24

shares of Series C Preferred Stock so called for redemption shall not claim the Series C Redemption Price for its shares within six months after the related Series C Redemption Date, the Transfer Agent shall, upon demand, pay over to the Bank such amount remaining on deposit, and the Transfer Agent shall thereupon be relieved of all responsibility to the holder of such shares, and such holder shall look only to the Bank for payment thereof.

(iii) Not later than 1:30 p.m., Eastern Standard Time, on the Business Day immediately preceding the Series C Redemption Date, the Bank shall irrevocably deposit with the Transfer Agent sufficient funds for the payment of the Series C Redemption Price for the shares to be redeemed on the Series C Redemption Date and shall give the Transfer Agent irrevocable instructions to apply such funds, and, if applicable and so specified in the instructions, the income and proceeds therefrom, to the payment of such Series C Redemption Price. The Bank may direct the Transfer Agent to invest any such available funds, provided that the proceeds of any such investment will be available to the Transfer Agent in Atlanta, Georgia at the opening of business on such Series C Redemption Date.

(iv) Except as otherwise expressly set forth in this Section 6.05(g), nothing contained in these Restated Articles of Incorporation shall limit any legal right of the Bank to purchase or otherwise acquire any shares of Series C Preferred Stock at any price, whether higher or lower than the Series C Redemption Price, in private negotiated transactions, the over-the-counter market or otherwise.

(v) If the Bank shall not have funds legally available for the redemption of all of the shares of Series C Preferred Stock on any Series C Redemption Date, the Bank shall redeem on the Series C Redemption Date only the number of shares of Series C Preferred Stock as it shall have legally available funds to redeem, as determined in an equitable manner, and the remainder of the shares of Series C Preferred Stock shall be redeemed, at the option of the Bank, on the earliest practicable date next following the day on which the Bank shall first have funds legally available for the redemption of such shares.

(h) Reacquired Shares. Shares of the Series C Preferred Stock that have been redeemed, purchased or otherwise acquired by the Bank are not subject to reissuance or resale as shares of Series C Preferred Stock and shall be held in treasury. Such shares shall revert to the status of authorized but unissued shares of preferred stock, undesignated as to series, until the Board of Directors of the Bank shall designate them again for issuance as part of a series.

(i) Voting Rights. Except as otherwise from time to time required by law, the holders of the Series C Preferred Stock shall not have any voting rights.

25

Section 6.06. Definitions. For the purpose of Section 6.05 hereof, the following terms shall have the meanings indicated:

“Business Day” means a day on which the New York Stock Exchange is open for trading and which is not a day on which banking institutions in The City of New York or Atlanta, Georgia are authorized or required by law or executive order to close.

“Company” means STB Capital, LLC, a limited liability company, or any successor thereto.

“Exchange Date” means any date on which the 7.25% Non-Cumulative Exchangeable Preferred Securities of the Company are exchanged for the Series C Preferred Stock.

“Federal Reserve” means the Board of Governors of the Federal Reserve System, or any successor thereto.

“Issue Date” means, with respect to the Series C Preferred Stock, the first date on which shares of Series C Preferred Stock are issued.

“Record Date” means the Business Day immediately preceding the applicable Series C Dividend Payment Date.

“Series C Dividend Payment Date” means the March 15 and September 15 of each year.

“Series C Dividend Period” is the period from a Series C Dividend Payment Date to, but excluding, the next succeeding Series C Dividend Payment Date; provided, however, that the initial Series C Dividend Period is the period from the Issue Date of the Series C Preferred Stock to the next succeeding Series C Dividend Payment Date.

“Series C Dividend Rate” has the meaning set forth in Section 6.05(d)(i).

“Series C Junior Securities” has the meaning set forth in Section 6.05(c) hereof.

“Series C Liquidation Value” has the meaning set forth in Section 6.05(a).

“Series C Notice of Redemption” has the meaning set forth in Section 6.05(g)(i) hereof.

“Series C Parity Securities” has the meaning set forth in Section 6.05(c) hereof

“Series C Preferred Stock” has the meaning set forth in Section 6.05(a) hereof.

“Series C Redemption Date” has the meaning set forth in Section 6.05(1) hereof.

“Series C Redemption Price” has the meaning set forth in Section 6.05(f) hereof.

“Series C Senior Securities” has the meaning set forth in Section 6.05(c) hereof.

“Transfer Agent” means a bank or trust company as may be appointed from time to time by the Board of Directors of the Bank, or a committee thereof, to act as transfer agent, paying agent and registrar of the Series C Preferred Stock.

26

Section 6.07. Authority is hereby expressly granted to the Board of Directors from time to time to issue additional Preferred Stock, for such consideration and on such terms as it may determine, as Preferred Stock of one or more series and in connection with the creation of any such series to fix by the resolution or resolutions providing for the issue of shares thereof the designation, powers and relative participating, optional, or other special rights of such series, and the qualifications, limitations, or restrictions thereof.

Article VII

No stockholder shall have any preemptive right to subscribe for or to purchase any shares or other securities issued by the Bank.

Article VIII

The number of directors shall be not less than eleven nor more than twenty-five, which number shall be fixed as provided by law.

Article IX

Section 9.01. No director of the Bank shall be personally liable to the shareholders of the Bank for monetary damages for breach of his duty of care or other duty as a director, provided that this provision shall eliminate or limit the liability of a director only to the maximum extent permitted from time to time by the Financial institutions Code of Georgia or any successor law or laws.

Section 9.02. Any repeal or modification of clause (a) of this Article IX by the shareholders of the Bank shall not adversely affect any right or protection of a director of the Bank existing at the time of such repeal or modification.

27

IN WITNESS WHEREOF, SunTrust Bank has caused these Restated Articles of Incorporation to be executed and its corporate seal to be affixed and has caused the foregoing to be attested, all by its duly authorized officers on this 4th day of March, 2002.

SUNTRUST BANK

By:	/S/ PHILLIP HUMANN
Name:	L. Phillip Humann
Title:	Chairman of the Board, President and Chief Executive Officer

By:	/s/ JOHN W. SPIEGEL
Name:	John W. Spiegel
Title:	Vice Chairman and Chief Financial Officer

(SEAL)

Attest:	/S/ RAYMOND D. FORTIN
Name:	Raymond D. Fortin
Title:	Corporate Secretary

28

EXHIBITS 2 AND 3 TO FORM T-1

CERTIFICATE OF AUTHORITY

OF

SUNTRUST BANK TO COMMENCE BUSINESS

AND

AUTHORIZATION TO

SUNTRUST BANK TO

EXERCISE CORPORATE

TRUST POWERS

STATE OF GEORGIA SEAL

This is to certify that

SUNTRUST BANK

ATLANTA, FULTON COUNTY, GEORGIA

is a state bank and trust company, approved to exercise trust powers, operating under Articles of Incorporation (Charter) granted by this State on September 21, 1891. It is validly existing at the present time and, to the best of our knowledge, its deposits are insured by the Federal Deposit Insurance Corporation.

This the 23rd day of March 2001.

/S/ Murali Ramachandran
Murali Ramachandran, Corporate Manager

EXHIBIT 4 TO FORM T-1

BY-LAWS

OF

SUNTRUST BANK

i

ii

SUNTRUST BANK

BYLAWS

(As Amended and Restated August 13, 2002)

ARTICLE I - SHAREHOLDERS

Section 1. Annual Meeting. The annual meeting of the shareholder for the election of Directors and for the transaction of such other business as may properly come before the meeting shall be held at such place, on such date and at such time as the Board of Directors may by resolution provide. If the Board of Directors fails to provide such date and time, the meeting shall be held at the Bank’s headquarters at 10:00 AM local time on the third Tuesday in April of each year, or, if that date is a legal holiday, on the next succeeding business day. The Board of Directors may specify by resolution prior to any special meeting of the shareholder that such meeting shall be in lieu of the annual meeting.

Section 2. Special Meeting; Call of Meetings. Special meetings of the shareholder may be called at any time by the Chairman of the Board, the President, or the Board itself, and shall be held at such place as is stated in the notice.

ARTICLE II - DIRECTORS

Section 1. Board of Directors. The Board of Directors shall manage the business and affairs of the Bank and may exercise all of the powers of the Bank, subject to whatever restrictions are imposed by law.

Section 2. Composition of the Board. The Board of Directors of the Bank shall consist of not less than ten (10) nor more than twenty (20) natural persons, the exact number to be set from time to time by the Board of Directors. In the absence of the Board setting the number of Directors, the number shall be sixteen (16). Each Director, unless he or she dies, resigns, retires or is removed from office, shall hold office until the next annual meeting of the shareholder, and may be reelected for successive terms.

Section 3. Election of Directors. Nominations for election to the Board of Directors may be made by the Board, or by the Bank’s shareholder. Nominations shall specify the class of Directors to which each person is nominated.

Section 4. Vacancies. Vacancies resulting from retirement, resignation, removal from office (with or without cause), death or an increase in the number of Directors comprising the Board, shall be filled by the Board of Directors. Any Director so elected shall hold office until the next annual meeting of the shareholder. No decrease in the number of Directors constituting the Board of Directors shall shorten the term of any incumbent Director.

Section 5. Retirement. Each Director serving as an officer of the Bank or any of its affiliates shall cease to be a Director on the date of the first to occur of (a) his or her 65th birthday, or (b) the date of his or her termination, resignation or retirement of employment. Each Director who is not an officer of the Bank or any of its affiliates shall cease to be a Director at the end of his or her term that coincides with or follows his or her 70th birthday.

Section 6. Removal. Any or all Directors may be removed from office at any time with or without cause, by the affirmative vote of the shareholder.

Section 7. Resignations. Any Director may resign at anytime by giving written notice to the Chairman of the Board, the President or the Corporate Secretary. Such resignation shall take effect when delivered unless the notice specifies a later effective date, and the acceptance of the resignation shall not be necessary to make it effective, unless otherwise stated in the resignation.

ARTICLE III - ACTION OF THE BOARD OF DIRECTORS; COMMITTEES

Section 1. Quorum; Vote Requirement. A majority of the Directors holding office shall constitute a quorum for the transaction of the Board’s business. If a quorum is present, a vote of a majority of the Directors present at such time shall be the act of the Board of Directors, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

Section 2. Executive Committee. An Executive Committee, consisting of not less than four (4) Directors, is hereby established. The members of the Executive Committee shall be elected by the Board at its meeting immediately following the annual shareholder’s meeting, or at such other time as the Board determines to be appropriate. The Executive Committee shall have and may exercise all the authority of the Board as permitted by law. In addition, the Executive Committee shall serve as the Nominating Committee and shall have the power to recommend candidates for election to the Board and consider other issues related to the size and composition of the Board. The Board shall elect the Chairman of the Executive Committee, who shall be entitled to preside at all meetings of the Executive Committee and perform such other duties as may be designated by the Committee. The Executive Committee shall exercise oversight for the Bank’s fiduciary actions and duties.

Section 3. Audit Committee. An Audit Committee, consisting of not less than four (4) Directors, is hereby established. No Director who is an officer of the Bank or any affiliate shall be a member of the Audit Committee. The members of the Audit Committee shall be elected by the Board at its meeting immediately following the annual shareholder’s meeting, or at such other time as the Board determines to be appropriate. The Audit Committee shall require that an audit of the books and records of the affairs of the Bank be made at such time or times as the members of the Audit Committee choose, and shall review the scope of the audit and approve of any non-audit services to be performed for the Bank by the independent accountants. The Audit Committee shall also review examination reports by the independent accountants and regulatory agencies; review credit issues, loan policies and procedures, the classification of loans and the adequacy of the allowance for loan losses; monitor the credit process review function; review the Bank’s CRA policy, plans and performance; review internal programs to assure compliance with laws and regulations and the adequacy of internal controls. The Board shall

2

elect the Chairman of the Audit Committee who shall be entitled to preside at all meetings of the Committee and perform such other duties as may be designated by the Committee.

Section 4. Other Committees. The Board of Directors may designate one or more other committees, each consisting of one or more Directors, and each of which, to the extent permitted by law and provided in the resolution establishing such committee, shall have and may exercise all authority of the Board of Directors.

Section 5. Committee Meetings. Regular meetings of each committee, of which no notice is necessary, shall be held at such times and places as fixed, from time to time, by resolution adopted by the committee. Special meetings of any committee may be called at any time by the Chairman of the Board or the President, by the Chairman of such committee or by two members of the committee. Notice of any special meeting of any committee may be given in the manner provided in the Bylaws for giving notice of a special meeting of the Board of Directors. However, notice of any special meeting need not be given to any member of the committee who is present at the meeting or who, before or after the meeting, waives notice in writing (including telegram, cablegram, facsimile, or radiogram). Any regular or special meeting of any committee shall be a legal meeting, without any notice being given, if all the members are present. A majority of the members of any committee shall constitute a quorum for the transaction of business, and the act of a majority of those present at any meeting at which a quorum is present shall be the act of the committee.

Section 6. Committee Records. Each committee shall keep a record of its acts and proceedings and shall report them from time to time to the Board of Directors.

Section 7. Alternate Members; Vacancies. The Board of Directors may designate one or more Directors as alternate members of any committee, to act in the place and stead of one or more members who are absent from such committee. The Board of Directors may fill any vacancy or vacancies occurring in any committee.

Section 8. Place, Time, Notice and Call of Directors’ Meetings. The annual meeting of the Board of Directors shall be held each year immediately following the annual meeting of the shareholder or at such other time and place as the Chairman of the Board may designate. Regular meetings of the Board of Directors shall be held at such times and places as the Board of Directors may determine from time to time. Regular meetings of the Board of Directors may be held without notice. Special meetings of the Board of Directors shall be held upon notice of the date, time and place of the meeting as given to each Director orally, by telephone or in person, or in writing, by personal delivery or by mail, telegram, facsimile, or cablegram. Notice of special meetings shall be given no later than the day before the meeting, except that notice of a special meeting need not be given to any Director who signs and delivers to the Bank, either before or after the meeting, a waiver of notice. Attendance of a Director at a Board meeting shall constitute a waiver of notice of that meeting, as well as a waiver of any and all objections to the place of the meeting, the time of the meeting, or the manner in which it has been called or convened, except when a Director states, at the beginning of the meeting (or promptly upon his or her arrival), any such objection or objections to the transaction of business and thereafter does not vote for or assent to action taken at the meeting. The business to be transacted at, and the purpose of, any regular or special meeting of the Board of Directors need not be specified in the

3

notice or waiver of notice of the meeting unless required by law or these Bylaws. A majority of the Directors present, whether or not a quorum exists, may adjourn any meeting of the Board of Directors to another time and place. No notice of any adjourned meeting need be given. Meetings of the Board of Directors may be called by the Chairman of the Board, the President or any two Directors.

Section 9. Action by Directors Without a Meeting; Participation in Meeting by Telephone. Except as limited by law, any action to be taken at a meeting of the Board, or by any committee of the Board, may be taken without a meeting if written consent, setting forth the action so taken, shall be signed by all the members of the Board or such Committee and shall be filed with the minutes of the proceedings of the Board or such committee. Such written consent shall have the same force and effect as a unanimous vote of the Board or such committee and any document executed on behalf of the Corporation may recite that the action was duly taken at a meeting of the Board or such committee. Participation at Board and committee meetings may occur by conference telephone or similar communication equipment so long as all persons participating in the meeting can hear and speak to one other, and such participation shall constitute personal presence at the meeting.

Section 10. Directors’ Compensation. The Board of Directors shall have authority to determine, from time to time, the amount of compensation paid to its members for attendance at meetings of, or services on, the Board or any committee thereof. The Board shall also have the power to reimburse Directors for reasonable expenses of attendance at Directors’ meetings and committee meetings.

ARTICLE IV - OFFICERS

Section 1. Executive Structure. The Board of Directors shall elect a Chairman of the Board, President, Chief Financial Officer, Corporate Secretary and Treasurer, and may elect one or more Vice Chairmen and Executive Vice Presidents as the Board of Directors may deem necessary. The Board of Directors shall designate a Chief Executive Officer from among these officers. The Chief Executive Officer shall designate duties of each designated officer and may appoint assistant officers, to assist one or more of the designated officers in discharging their duties. Titles of the assistant officers will be designated by the Chief Executive Officer as he or she deems appropriate. The Chief Executive Officer may also appoint other officers and may delegate the authority to appoint officers to other officers of the Bank. The local or regional boards or the local or regional chief executive officers or their designees may appoint officers of SunTrust Bank. Each officer elected by the Board and each officer appointed by the Chief Executive Officer or his or her designee shall serve until the next annual meeting of the Board, or until he or she earlier resigns, retires, dies or is removed from office. Any two or more offices may be held by the same person.

Section 2. Chief Executive Officer. The Chief Executive Officer shall be the most senior officer of the Bank and all other officers and agents of the Bank shall be subject to his or her direction. He or she shall be accountable to the Board of Directors for the fulfillment of his or her duties and responsibilities and, in the performance and exercise of all such duties, responsibilities and powers, he or she shall be subject to the supervision and direction of, and any limitations imposed by, the Board of Directors. The Chief Executive Officer shall be responsible

4

for interpretation and implementation of the policies of the Bank as determined and specified from time to time by the Board of Directors, and shall be responsible for the general management and direction of the business and affairs of the Bank. For the purpose of fulfilling his or her duties and responsibilities and subject to these Bylaws and the direction of the Board, the Chief Executive Officer shall have plenary authorities and powers, including general executive powers, the authority to delegate and assign duties, responsibilities and authorities, and, in the name of the Bank and on its behalf, the authority to negotiate and make any agreements, waivers or commitments that do not require the express approval of the Board.

Section 3. Chairman of the Board. The Chairman shall be a member of the Board of Directors and shall be entitled to preside at all meetings of the Board.

Section 4. President. The President shall have such powers and perform such duties as may be assigned by the Board of Directors, the Chairman of the Board or the Chief Executive Officer.

Section 5. Vice Chairman. Any Vice Chairman elected shall have such duties and authority as may be conferred upon him by the Board or delegated to him by the Chief Executive Officer.

Section 6. Chief Financial Officer. The Chief Financial Officer shall have the care, custody, control and handling of the funds and assets of the Bank, and shall render a statement of the assets, liabilities and operations of the Bank to the Board at its regular meetings.

Section 7. Treasurer. The Treasurer shall perform such duties as may be assigned to him or her and shall report to the Chief Financial Officer or, in the absence of the Chief Financial Officer, to the President.

Section 8. Corporate Secretary. Due notice of all meetings of the shareholder and Directors shall be given by the Corporate Secretary or the person or persons calling such meeting. The Corporate Secretary shall report the proceedings of all meetings in a book of minutes and shall perform all the duties pertaining to his or her office, including authentication of corporate documents, and shall have custody of the Seal of the Bank. Each Assistant Corporate Secretary appointed by the Chief Executive Officer or his or her designee may perform all duties of the Corporate Secretary.

Section 9. Bank Officers. Each officer, employee and agent of the Bank shall have the duties and authority conferred upon him or her by the Board of Directors or delegated to him or her by the Chief Executive Officer, or his or her designee.

Section 10. Removal of Officers. Any officer may be removed by the Board of Directors with or without cause whenever, in its judgment, the best interests of the Bank will be served thereby. In addition, an officer of the Bank shall cease to be an officer upon ceasing to be an employee of the Bank or its affiliates.

5

ARTICLE V - STOCK

Section 1. Stock Certificates. The shares of stock of the Bank shall be represented by certificates in such form as may be approved by the Board of Directors, which certificates shall be issued to the shareholder of the Bank and shall be signed by the Chairman of the Board, or the President, together with the Corporate Secretary or an Assistant Secretary of the Bank; and which shall be sealed with the seal of the Bank. The described signatures on any certificate may be a facsimile signature if the certificate is countersigned by a transfer agent or registrar other than the Bank itself or an employee of the Bank. No share certificates shall be issued until consideration for the shares represented thereby has been fully paid. If any officer who has signed or whose facsimile signature has been placed upon a certificate ceases to be such officer before such certificate is issued, it may be issued by the Bank with the same effect as if he or she was such officer at the date of issue.

Section 2. Transfer of Stock. Shares of stock of the Bank shall be transferred on the books of the Bank only upon surrender to the Bank of the certificate or certificates representing the shares to be transferred, accompanied by an assignment in writing of such shares, properly executed by the shareholder of record or his or her duly authorized attorney-in fact, and after payment of all taxes due upon the transfer. The Bank may refuse any requested transfer until furnished evidence satisfactory to it that such transfer is proper. Upon the surrender of a certificate for transfer of stock, such certificate shall be marked on its face “Canceled”. The Board of Directors may make such additional rules concerning the issuance, transfer and registration of stock and requirements regarding the establishment of lost, destroyed or wrongfully taken stock certificates (including any requirement of an indemnity bond prior to issuance of any replacement certificate and provision for appointment of a transfer agent and a registrar) as it deems appropriate.

Section 3. Registered Shareholder. The Bank may deem and treat the holder of record of any stock as the absolute owner thereof for all purposes and shall not be required to take any notice of any right or claim of right of any other person.

Section 4. Record Date. For the purpose of determining the shareholder entitled to notice of, or to vote at, any meeting of shareholder or any adjournment thereof, or entitled to receive payment of any dividend, or in order to make a determination of the shareholder for any other purpose, the Board of Directors may fix, in advance, a date as the record date for determination of the shareholder.

ARTICLE VI - DEPOSITORIES, SIGNATURES AND SEAL

Section 1. Depositories. All funds of the Bank shall be deposited in the name of the Bank in such bank, banks, or other financial institutions as the Board of Directors may from time to time designate and shall be drawn out on checks, drafts or other orders signed on behalf of the Bank by such person or persons as the Board, its Executive Committee or the Chief Executive Officer may, from time to time, direct.

6

Section 2. Seal. The seal of the Bank shall be in such form as the Board of Directors may, from time to time, direct Unless otherwise directed by the Board of Directors, the official seal of the Bank shall be as follows:

SEAL

If the seal is affixed to a document, the signature of the Corporate Secretary or his or her designee shall attest to the seal. The seal and its attestation may be lithographed or otherwise printed on any document and shall have, to the extent permitted by law, the same force and effect as if it has been affixed and attested manually.

Section 3. Execution of Instruments. All bills, notes, checks, and other instruments for the payment of money, all agreements, indentures, mortgages, deeds, conveyances, transfers, certificates, declarations, receipts, discharges, releases, satisfactions, settlements, petitions, schedules, accounts, affidavits, bonds, undertakings, proxies and other instruments or documents may be signed, executed, acknowledged, verified, delivered, or accepted on behalf of the Bank by the Chairman of the Board, the President, any Vice Chairman, Executive Vice President, Senior Vice President or Vice President, the Secretary or the Treasurer. Any such instrument may also be signed, executed, acknowledged, verified, delivered or accepted on behalf of the Bank in such manner and by such other officers, employees or agents of the Bank as the Board of Directors, Executive Committee or Chief Executive Officer may, from time to time, direct.

ARTICLE VII - INDEMNIFICATION OF OFFICERS, DIRECTORS, AND EMPLOYEES

Section 1. Definitions. The following terms are defined, for purposes of this Article, as:

(A) “Bank” includes any domestic or foreign predecessor entity of this Bank in merger or other transaction in which the predecessor’s existence ceased upon consummation of the transaction.

(B) “Director” means an individual who is or was a director of the Bank or an individual who, while a director of the Bank, is or was serving at the Bank’s request as director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. A Director is considered to be serving an employee benefit plan at the Bank’s request if his or her duties to the Bank also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. Director includes, unless the context requires otherwise, the estate or personal representative of a Director.

(C) “Disinterested Director” means a Director who, at the time of a vote referred to in Section 3(C) or a vote or selection referred to in Section 4(B), 4(C) or 7(A) is not: (I) a party to the proceedings; or (ii) an individual who is a party to a proceeding having a familial, financial, professional, or employment relationship with the Director whose indemnification or advance for expenses is the subject of the decision being made with respect to the proceeding, which relationship would, in the circumstances, reasonably be expected to exert an influence on the Director’s judgment when voting on the decision being made.

7

(D) “Employee” means an individual who is or was an employee of the Bank or an individual who, while an employee of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other enterprise. An Employee is considered to be serving an employee benefit plan at the Bank’s request if his or her duties to the Bank also imposes duties on, or otherwise involves services by, him or her to the plan or to participants in or beneficiaries of the plan. Employee includes, unless the context requires otherwise, the estate or personal representative of an Employee.

(E) “Expenses” includes counsel fees.

(F) “Liability” means the obligation to pay a judgment, settlement, penalty, fine (including an excise tax assessed with respect to an employee benefit plan), or reasonable expenses incurred with respect to a proceeding.

(G) “Officer” means an individual who is or was an officer of the Bank, including an assistant officer, or an individual who, while an officer of the Bank, is or was serving at the Bank’s request as a director, officer, partner, trustee, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity. An Officer is considered to be serving an employee benefit plan at the Bank’s request if his or her duties to the Bank also impose duties on, or otherwise involve services by, him or her to the plan or to participants in or beneficiaries of the plan. Officer includes, unless the context requires otherwise, the estate or personal representative of an Officer.

(H) “Official Capacity” means: (i) when used with respect to a director, the office of a director in a corporation; and (ii) when used with respect to an officer, the office in a corporation held by the officer. Official Capacity does not include service for any other domestic or foreign corporation or any partnership, joint venture, trust, employee benefit plan, or other entity.

(I) “Party” means an individual who was, is, or is threatened to be made, a named defendant or respondent in a proceeding.

(J) “Proceeding” means any threatened, pending or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative or investigative and whether formal or informal.

Section 2. Basic Indemnification Arrangement.

(A) Except as provided in subsection 2(D) below and, if required by Section 4 below, upon a determination pursuant to Section 4 in the specific case that such indemnification is permissible in the circumstances under this subsection because the individual has met the standard of conduct set forth in this subsection (A), the Bank shall indemnify an individual who is made a party to a proceeding because he or she is or was a Director or Officer against liability incurred by him or her in the proceeding if he or she conducted himself or herself in good faith and, in the case of conduct in his or her official capacity, he or she reasonably believed

8

such conduct was in the best interest of the Bank, or in all other cases, he or she reasonably believed such conduct was at least not opposed to the best interests of the Bank and, in the case of any criminal proceeding, he or she had no reasonable cause to believe the conduct was unlawful.

(B) A person’s conduct with respect to an employee benefit plan for a purpose he or she believes in good faith to be in the interests of the participants in and beneficiaries of the plan is conduct that satisfies the requirement of subsection 2(A) above.

(C) The termination of a proceeding by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, is not, of itself, determinative that the proposed indemnitee did not meet the standard of conduct set forth in subsection 2(A) above.

(D) The Bank shall not indemnify a person under this Article (i) in connection with a proceeding by or in the right of the Bank, except for reasonable expenses incurred in connection with the proceeding if it is determined that such person has met the relevant standard of conduct under this section, or (ii) with respect to conduct for which such person was adjudged liable on the basis that personal benefit was improperly received by him or her, whether or not involving action in his official capacity.

Section 3. Advances for Expenses.

(A) The Bank may advance funds to pay for or reimburse the reasonable expenses incurred by a Director or Officer who is a party to a proceeding because he or she is a Director or Officer in advance of final disposition of the proceeding if (i) such person furnishes the Bank a written affirmation of his or her good faith belief that he or she has met the relevant standard of conduct set forth in subsection 2(A) above or that the proceeding involves conduct for which liability has been eliminated under the Bank’s Articles of Incorporation; and (ii) such person furnishes the Bank a written undertaking meeting the qualifications set forth below in subsection 3(B), executed personally or on his or her behalf, to repay any funds advanced if it is ultimately determined that he or she is not entitled to any indemnification under this Article or otherwise.

(B) The undertaking required by subsection 3(A(ii) above must be an unlimited general obligation of the Director or Officer but need not be secured and shall be accepted without reference to financial ability to make repayment.

(C) Authorizations under this Section shall be made: (i) by the Board of Directors (a) when there are two or more Disinterested Directors, by a majority vote of all Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; or (b) when there are fewer than two Disinterested Directors, by a majority of the Directors present in a meeting in which Directors who do not qualify as Disinterested Directors may participate; or (ii) by the shareholder.

Section 4. Authorization of and Determination of Entitlement to Indemnification.

(A) The Bank shall not indemnify a Director or Officer under Section 2 above unless authorized thereunder and a determination has been made for a specific proceeding that indemnification of such person is permissible in the circumstances because he or she has met the

9

relevant standard of conduct set forth in subsection 2(A) above; provided, however, that regardless of the result or absence of any such determination, to the extent that a Director or Officer has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which he or she was a party because he or she is or was a Director or Officer, the Bank shall indemnify such person against reasonable expenses incurred by him or her in connection therewith.

(B) The determination referred to in subsection 4(A) above shall be made (i) if there are two or more Disinterested Directors, by a majority vote of all the Disinterested Directors (a majority of whom shall for such purpose constitute a quorum) or by a majority of the members of a committee of two or more Disinterested Directors appointed by such a vote; (ii) by special legal counsel (1) selected by the Board of Directors or its committee in the manner prescribed in subdivision (i), or (2) if there are fewer than two Disinterested Directors, selected by the Board of Directors (in which selection Directors who do not qualify as Disinterested Directors may participate); or (iii) by the shareholder, but shares owned by or voted under the control of a Director who at the time does not qualify as a Disinterested Director may not be voted on the determination.

(C) Authorization of indemnification or an obligation to indemnify, and evaluation as to reasonableness of expenses of a Director or Officer in the specific case shall be made in the same manner as the determination that indemnification is permissible, as described in subsection 4(B) above, except that if there are fewer than two Disinterested Directors or if the determination is made by special legal counsel, authorization of indemnification and evaluation as to reasonableness of expenses shall be made by those entitled under subsection 4(B)(ii)(2) above to select counsel.

(D) The Board of Directors, a committee thereof, or special legal counsel acting pursuant to subsection (B) above or Section 5 below, shall act expeditiously upon an application for indemnification or advances, and cooperate in the procedural steps required to obtain a judicial determination under Section 5 below.

(E) The Bank may, by a provision in its Articles of Incorporation or Bylaws or in a resolution adopted or a contract approved by its Board of Directors or shareholder, obligate itself in advance of the act or omission giving rise to a proceeding to provide indemnification or advance funds to pay for or reimburse expenses consistent with this part. Any such obligatory provision shall be deemed to satisfy the requirements referred to in Section 3(C) or Section 4(C).

Section 5. Court-Ordered Indemnification and Advances for Expenses. A Director or Officer who is a party to a proceeding because he or she is a Director or Officer may apply for indemnification or advances for expenses to the court conducting the proceeding or to another court of competent jurisdiction. After receipt of an application and after giving any notice it considers necessary, the court shall order indemnification or advances for expenses if it determines that: (i) the Director is entitled to indemnification under this part; or (ii) in view of all the relevant circumstances, it is fair and reasonable to indemnify the Director or Officer or to advance expenses to the Director or Officer, even if the Director or Officer has not met the relevant standard of conduct set forth in subsection 2(A) above, failed to comply with Section 3, or was adjudged liable in a proceeding referred to in subsections (i) or (ii) of Section 2(D), but if

10

the Director or Officer was adjudged so liable, the indemnification shall be limited to reasonable expenses incurred in connection with the proceeding, unless the Articles of Incorporation of the Bank or a Bylaw, contract or resolution approved or ratified by the shareholder pursuant to Section 7 below provides otherwise. If the court determines that the Director or Officer is entitled to indemnification or an advance for expenses, it may also order the Bank to pay the Director’s or Officer’s reasonable expenses to obtain court-ordered indemnification or advance for expenses.

Section 6. Indemnification of Officers and Employees.

(A) Unless the Bank’s Articles of Incorporation provide otherwise, the Bank shall indemnify and advance expenses under this Article to an employee of the Bank who is not a Director or Officer to the same extent, consistent with public policy, as to a Director or Officer.

(B) The Bank may indemnify and advance expenses under this Article to an officer of the Bank who is a party to a proceeding because he or she is an Officer of the Bank: (i) to the same extent as a Director, and (ii) if he is not a Director, to such further extent as may be provided by the Articles of Incorporation, the Bylaws, a resolution of the Board of Directors, or contract except for liability arising out of conduct that is enumerated in subsections (A)(i) through (A)iv) of Section 7. The provisions of this Section shall also apply to an Officer who is also a Director if the sole basis on which he or she is made a party to the proceeding is an act or omission solely as an Officer.

Section 7. Shareholder Approved Indemnification.

(A) If authorized by the Articles of Incorporation or a Bylaw, contract or resolution approved or ratified by shareholder of the Bank, the Bank may indemnify or obligate itself to indemnify a person made a party to a proceeding, including a proceeding brought by or in the right of the Bank, without regard to the limitations in other sections of this Article, but shares owned or voted under the control of a Director who at the time does not qualify as a Disinterested Director with respect to any existing or threatened proceeding that would be covered by the authorization may not be voted on the authorization. The Bank shall not indemnify a person under this Section 7 for any liability incurred in a proceeding in which the person is adjudged liable to the Bank or is subjected to injunctive relief in favor of the Bank: (i) for any appropriation, in violation of his duties, of any business opportunity of the Bank, (ii) for acts or omissions which involve intentional misconduct or a knowing violation of law; (iii) for the types of liability set forth in Section 14-2-832 of the Georgia Business Corporation Code; or (iv) for any transaction from which he or she received an improper personal benefit.

(B) Where approved or authorized in the manner described in subsection 7(A) above, the Bank may advance or reimburse expenses incurred in advance of final disposition of the proceeding only if (i) the proposed indemnitee furnishes the Bank a written affirmation of his good faith belief that his or her conduct does not constitute behavior of the kind described in subsection 7(A)(i)-(iv) above; and (ii) the proposed indemnitee furnishes the Bank a written undertaking, executed personally, or on his or her behalf, to repay any advances if it is ultimately determined that he or she is not entitled to indemnification.

11

Section 8. Liability Insurance. The Bank may purchase and maintain insurance on behalf of an individual who is a Director, Officer, Employee, or agent of the Bank or who, while a director, officer, employee, or agent of the Bank, is or was serving at the request of the Bank as a director, officer, partner, trustee, employee, or agent of another foreign or domestic corporation, partnership, joint venture, trust, employee benefit plan, or other entity against liability asserted against or incurred by him in that capacity or arising from his status as a director, officer, employee, or agent, whether or not the Bank would have power to indemnify him against the same liability under Section 2 or Section 3 above.

Section 9. Witness Fees. Nothing in this Article shall limit the Bank’s power to pay or reimburse expenses incurred by a person in connection with his appearance as a witness in a proceeding at a time when he is not a party.

Section 10. Report to Shareholders. If the Bank indemnifies or advances expenses to a Director in connection with a proceeding by or in the right of the Bank, the Bank shall report the indemnification or advance, in writing, to the shareholder.

Section 11. Severability. In the event that any of the provisions of this Article (including any provision within a single section, subsection, division or sentence) is held by a court of competent jurisdiction to be invalid, void or otherwise unenforceable, the remaining provisions of this Article shall remain enforceable to the fullest extent permitted by law.

Section 12. Indemnification Not Exclusive. The rights of indemnification provided in this Article VII shall be in addition to any rights which any such Director, Officer, Employee or other person may otherwise be entitled by contract or as a matter of law.

ARTICLE VIII - AMENDMENTS OF BYLAWS

Section 1. Amendments. The Board of Directors shall have the power to alter, amend or repeal the Bylaws or adopt new Bylaws, but any Bylaws adopted by the Board of Directors may be altered, amended or repealed and new Bylaws adopted by the shareholder. Action by the Directors with respect to the Bylaws shall be taken by an affirmative vote of a majority of all of the Directors then elected and serving, unless a greater vote is required by law, the Articles of Incorporation or these Bylaws.

ARTICLE IX - EMERGENCY TRANSFER OF RESPONSIBILITY

Section 1. Emergency Defined. In the event of a national emergency threatening national security or a major disaster declared by the President of the United States or the person performing his functions, which directly or severely affects the operations of the Bank, the officers and employees of the Bank will continue to conduct the affairs of the Bank under such guidance from the Directors as may be available except as to matters which by law or regulation require specific approval of the Board of Directors and subject to conformance with any applicable laws, regulations, and governmental directives during the emergency.

Section 2. Officers Pro Tempore. The Board of Directors shall have the power, in the absence or disability of any officer, or upon the refusal of any officer to act as a result of said national emergency directly and severely affecting the operations of the Bank, to delegate and

12

prescribe such officer’s powers and duties to any other officer, or to any Director. In the event of a national emergency or state of disaster of sufficient severity to prevent the conduct and management of the affairs and business of the Bank by its Directors and officers as contemplated by the Bylaws, any two or more available members or alternate members of the then incumbent Executive Committee shall constitute a quorum of such Committee for the full conduct and management of the Bank in accordance with the provisions of Articles II and III of the Bylaws. If two members or alternate members of the Executive Committee cannot be expeditiously located, then three available Directors . ball constitute the Executive Committee for the full conduct and management of the affairs and business of the Bank until the then remaining Board can be convened. These provisions shall be subject to implementation by resolutions of the Board of Directors passed from time to time, and any provisions of the Bylaws (other than this Section) and any resolutions which are contrary to the provisions of this Section or the provisions of any such implementary resolutions shall be suspended until it shall be determined by any such interim Executive Committee acting under this Section that it shall be to the advantage of this Corporation to resume the conduct and management of its affairs and business under all of the other provisions of these Bylaws.

Section 3. Officer Succession. If, in the event of a national emergency or disaster which directly and severely affects the operations of the Bank, the Chief Executive Officer cannot be located expeditiously or is unable to assume or to continue normal duties, then the authority and duties of the office shall be automatically assumed, without Board of Directors action, in order of title, and subject only to willingness and ability to serve, by the Chairman of the Board, President, Vice Chairman, Executive Vice President, Senior Vice President, Vice President, Corporate Secretary or their successors in office at the time of the emergency or disaster. Where two or more officers hold equivalent titles and are willing and able to serve, seniority in title controls initial appointment. If, in the same manner, the Corporate Secretary or Treasurer cannot be located or is unable to assume or continue normal duties, the responsibilities attached thereto shall, in like manner as described immediately above, be assumed by any Executive Vice President, Senior Vice President, or Vice President. Any officer assuming authority and position hereunder shall continue to serve until the earlier of his resignation or the elected officer or a more senior officer shall become available to perform the duties of the position of Chief Executive Officer, Corporate Secretary, or Treasurer.

Section 4. Certification of Authority. In the event of a national emergency or disaster that directly and severely affects the operations of the Bank, anyone dealing with the Bank shall accept a certification by the Corporate Secretary or any three officers that a specified individual is acting as Chairman of the Board, Chief Executive Officer, President, Corporate Secretary, or Treasurer, in accordance with these Bylaws; and that anyone accepting such certification shall continue to consider it in force until notified in writing of a change, such notice of change to carry the signature of the Corporate Secretary or three officers of the Bank.

Section 5. Alternative Locations. In the event of a national emergency or disaster which destroys, demolishes, or renders the Bank’s offices or facilities unserviceable, or which causes, or in the judgment of the Board of Directors or the Executive Committee probably will cause, the occupancy or use thereof to be a clear and imminent hazard to personal safety, the Bank shall temporarily lease or acquire sufficient facilities to carry on its business as may be designated by the Board of Directors. Any temporarily relocated place of business of this Bank

13

shall be returned to its legally authorized location as soon as practicable and such temporary place of business shall then be discontinued.

Section 6. Amendments to Article IX. At any meeting called in accordance with Section 2 of this Article IX, the Board of Directors or Executive Committee, as the case may be, may modify, amend or add to the provisions of this Article IX so as to make any provision that may be practical or necessary for the circumstances of the emergency.

14

EXHIBIT 5 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 6 TO FORM T-1

CONSENT OF TRUSTEE

Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, as amended, SunTrust Bank hereby consents that reports of examinations by Federal, State, Territorial or District Authorities may be furnished by such authorities to the Securities and Exchange Commission upon request therefor.

SUNTRUST BANK

By:	/s/ GEORGE HOGAN
George Hogan
Vice President

EXHIBIT 7 TO FORM T-1

REPORT OF CONDITION

Exhibit 7

Federal Financial Institutions Examination Council

Board of Governors of the Federal Reserve System

OMB Number: 7100-0036

Federal Deposit Insurance Corporation

OMB Number: 3064-0052

Office of the Comptroller of the Currency

OMB Number: 1557-0081

Expires March 31, 2007

	Please refer to page i. Table of Contents, for the required disclosure of estimated burden.	1

Consolidated Reports of Condition and Income for

A Bank With Domestic and Foreign Offices—FFIEC 031

Report at the close of Business September 30, 2004

This report is required by law: 12 U.S.C. §324 (State member banks); 12 U.S.C. §1817 (State nonmember banks); and 12 U.S.C. §161 (National banks).

(20040930)
(RCRI 9999)

This report form is to be filed by banks with branches and consolidated subsidiaries in U.S. territories and possessions, Edge or Agreement subsidiaries, foreign branches, consolidated foreign subsidiaries, or International Banking Facilities.

NOTE: The Reports of Condition and Income must be signed by an authorized officer and the Report of Condition must be attested to by not less than two directors (trustees) for State nonmember banks and three directors for State member and National banks.

I, Tom Panther, SVP& Interim Controller
Name and Title of Officer Authorized to Sign Report

of the named bank do hereby declare that the Reports of Condition and Income (including the supporting schedules) for this report date have been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and are true to the best of my knowledge and belief.

/s/ Tom Panther
Signature of Officer Authorized to Sign Report

10/29/2004
Date of Signature

The Reports of Condition and Income are to be prepared in accordance with Federal regulatory authority instructions.

We, the undersigned directors (trustees), attest to the correctness of the Report of Condition (Including the supporting schedules) for this report date and declare that it has been examined by us and to the best of our knowledge and belief has been prepared in conformance with the instructions issued by the appropriate Federal regulatory authority and is true and correct.

/s/ L. Phillip Humann
Director (Trustee)

/s/ J. Hicks Lanier
Director (Trustee)

/s/ R. M. Beall
Director (Trustee)

Submission of Reports

Each bank must prepare its Reports of Condition and Income either:

(a)	In electronic form and then file the computer data file directly with the banking agencies’ collection agent, Electronic Data Systems Corporation (EDS), by modem or on computer diskette; or

(b)	In hard-copy (paper) form and arrange for another party to convert the paper report to electronic form. That party (if other than EDS) must transmit the bank’s computer data file to EDS.

For electronic filing assistance, contact EDS Call Report Services, 13890 Bishops Drive, Suite 110, WI 53005, telephone (800) 255-1571.

To fulfill the signature and attestation requirement for the Reports of Condition and Income for this report date, attach this signature page (or a photocopy or a computer-generated version of this page) to the hard-copy record of the completed report that the bank places in its files.

FDIC Certificate Number:	00867
(RCRI 9050)

SUNTRUST BANK
Legal Title of Bank (TEXT 9010)

ATLANTA
City (TEXT 9130)

GA	30302
State Abbrev. (TEXT 9200)	Zip Code (TEXT 9220)

Board of Governors of the Federal Reserve System, Federal Deposit Insurance Corporation, Office of the Comptroller of the Currency

FFIEC 031
Consolidated Reports of Condition and Income for	Page i
A Bank With Domestic and Foreign Offices	2

Table of Contents

Signature Page	Cover

Contact Information	ii

Report of Income

Schedule RI - Income Statement	RI-1, 2, 3
Schedule RI-A - Changes in Equity Capital	RI-4
Schedule RI-B - Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses	RI-4, 5, 6
Schedule RI-D - Income from International Operations	RI-6
Schedule RI-E - Explanations	RI-7, 8

Disclosure of Estimated Burden

The estimated average burden associated with this information collection is 37.1 hours per respondent and is estimated to vary from 15 to 600 hours per response, depending on individual circumstances. Burden estimates include the time for reviewing instructions, gathering and maintaining data in the required form, and completing the information collection, but exclude the time for compiling and maintaining business records in the normal course of a respondent’s activities. A Federal agency may not conduct or sponsor, and an organization (or a person) is not required to respond to a collection of information, unless it displays a currently valid OMB control number. Comments concerning the accuracy of this burden estimate and suggestions for reducing this burden should be directed to the Office of Information and Regulatory Affairs, Office of Management and Budget, Washington, D.C. 20503, and to one of the following:

Secretary

Board of Governors of the Federal Reserve System

Washington, D.C. 20551

Legislative and Regulatory Analysis Division

Office of the Comptroller of the Currency

Washington, D.C. 20219

Assistant Executive Secretary

Federal Deposit Insurance Corporation

Washington, D.C. 20429

Report of Condition

Schedule RC - Balance Sheet	RC-1, 2
Schedule RC-A - Cash and Balances Due From Depository Institutions	RC-3
Schedule RC-B - Securities	RC-3, 4, 5
Schedule RC-C - Loans and Lease Financing Receivables:
Part I. Loans and Leases	RC-6, 7
Part II. Loans to Small Businesses and Small Farms (to be completed for the June report only; not included in the forms for the September and December reports)	RC-7a, 7b
Schedule RC-D - Trading Assets and Liabilities
(to be completed only by selected banks)	RC-8
Schedule RC-E - Deposit Liabilities	RC-9, 10
Schedule RC-F - Other Assets	RC-11
Schedule RC-G - Other Liabilities	RC-11
Schedule RC-H - Selected Balance Sheet Items for Domestic Offices	RC-12
Schedule RC-I - Assets and Liabilities of IBFs	RC-12
Schedule RC-K - Quarterly Averages	RC-13
Schedule RC-L - Derivatives and Off-Balance Sheet Items	RC-14, 15
Schedule RC-M - Memoranda	RC-16
Schedule RC-N - Past Due and Nonaccrual Loans, Leases, and Other Assets	RC-17, 18
Schedule RC-O - Other Data for Deposit Insurance and FICO Assessments	RC-19, 20
Schedule RC-R - Regulatory Capital	RC-21, 22, 23, 24
Schedule RC-S - Servicing, Securitization, and Asset Sales Activities	RC-25, 26, 27
Schedule RC-T - Fiduciary and Related Services	RC-28, 29, 30
Optional Narrative Statement Concerning the Amounts Reported in the Reports of Condition and Income	RC-31

Special Report (to be completed by all banks)

For information or assistance, National and State nonmember banks should contact the FDIC’s Reports Analysis and Quality Control Section, 550 17th Street, NW, Washington, D.C. 20429, toll free on (800) 688-FDIC(3342), Monday through Friday between 8:00 a.m. and 5:00 p.m., Eastern time. State member banks should contact their Federal Reserve District Bank.

FFIEC 031
Page ii
3

Contact Information for the Reports of Condition and Income

To facilitate communication between the Agencies and the bank concerning the Reports of Condition and Income, please provide contact information for (1) the authorized officer of the bank signing the reports for this quarter and (2) the person at the bank - other than the authorized officer — to whom questions about the reports should be directed. If the authorized officer is the primary contact for questions about the reports, please provide contact information for another person at the bank who will serve as a secondary contact for communications between the Agencies and the bank concerning the Reports of Condition and Income. Enter “none” for the contact’s e-mail address or fax number if not available. Contact information for the Reports of Condition and Income is for the confidential use of the Agencies and will not be released to the public.

Authorized Officer Signing the Reports	Other Person to Whom Questions about the Reports Should be Directed

Tom Panther	Deborah Barnhart
Name (TEXT C490)	Name (TEXT C495)
SVP & Interim Controller	VP
Title (TEXT C491)	Title (TEXT C496)
Tom. Panther@SunTrust.com	Deborah.Barnhart@SunTrust.com
E-Mail Address (TEXT C492)	E-Mail Address (TEXT 4086)
(404) 588-8585	(404) 827-6622
Telephone: Area code/phone number/extension (TEXT C493)	Telephone: Area code/phone number/extension (TEXT 8902)
(404) 827-6501	(404) 827-6501
Fax: Area code/phone number (TEXT C494)	Fax: Area code/phone number (TEXT 9116)

Emergency Contact Information

This information is being requested so the Agencies can distribute critical, time sensitive information to emergency contacts at banks. Please provide primary contact information for a senior official of the bank who has decision-making authority. Also provide information for a secondary contact if available. Enter “none” for the contact’s e-mail address or fax number if not available. Emergency contact information is for the confidential use of the Agencies and will not be released to the public.

Primary Contact	Secondary Contact

Deborah Barnhart
Name (TEXT C366)	Name (TEXT C371)
VP
Title (TEXT C367)	Title (TEXT C372)
Deborah.Barnhart@SunTrust.com
E-Mail Address (TEXT C368)	E-Mail Address (TEXT C373)
(404) 827-6622
Telephone: Area code/phone number/extension (TEXT C369)	Telephone: Area code/phone number/extension (TEXT C374)
(404) 827-6501
Fax: Area code/phone number (TEXT C370)	Fax: Area code/phone number (TEXT C375)

USA PATRIOT Act Section 314(a) Anti-Money Laundering Contact Information

This information is being requested to identify points-of-contact who are in charge of your depository institution’s Section 314(a) searches and who could be contacted by federal law enforcement officers for additional information related to anti-terrorist financing and anti-money laundering. Please provide information for a secondary contact if available. Enter “none” for the contact’s e-mail address or fax number if not available. USA PATRIOT Act contact information is for the confidential use of the Agencies and the Financial Crimes Enforcement Network (FinCEN) and will not be released to the public.

Primary Contact	Secondary Contact

John Mowiser
Name (TEXT C437)	Name (TEXT C442)
AVP
Title (TEXT C438)	Title (TEXT C443)
John.Mowiser@Suntrust.com
E-Mail Address (TEXT C439)	E-Mail Address (TEXT C444)
(404) 827-6196
Telephone: Area code/phone number/extension (TEXT C440)	Telephone: Area code/phone number/extension (TEXT C445)
(404) 532-0623
Fax: Area code/phone number (TEXT C441)	Fax: Area code/phone number (TEXT C446)

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-1
4

ATLANTA
City

GA	30302
State	Zip Code

FDIC Certificate Number: 00867

Consolidated Report of Income

for the period January 1, 2004 – September 30, 2004

All Report of Income schedules are to be reported on a calendar year-to-date basis in thousands of dollars.

Schedule RI—Income Statement

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Interest Income:
a. Interest and fee income on loans:
(1) In domestic offices:
(a) Loans secured by real estate	4011	1,640,747	1.a.1.a
(b) Loans to finance agricultural production and other loans to farmers	4024	2,553	1.a.1.b
(c) Commercial and industrial loans	4012	497,192	1.a.1.c
(d) Loans to individuals for household, family, and other personal expenditures:
(1) Credit cards	B485	0	1.a.1.d.1
(2) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B486	522,370	1.a.1.d.2
(e) Loans to foreign governments and official institutions	4056	381	1.a.1.e
(f) All other loans in domestic offices	B487	153,311	1.a.1.f
(2) In foreign offices, Edge and Agreement subsidiaries, and IBFs	4059	0	1.a.2
(3) Total interest and fee income on loans (sum of items 1.a.(1)(a) through 1.a.(2))	4010	2,816,554	1.a.3
b. Income from lease financing receivables	4065	98,511	1.b
c. Interest income on balances due from depository institutions: (1)	4115	213	1.c
d. Interest and dividend income on securities:
(1) U.S. Treasury securities and U.S. Government agency obligations (excluding mortgage-backed securities)	B488	55,657	1.d.1
(2) Mortgage-backed securities	B489	372,540	1.d.2
(3) All other securities (includes securities issued by states and political subdivisions in the U.S.)	4060	182,052	1.d.3
e. Interest income from trading assets	4069	10,266	1.e
f. Interest income on federal funds sold and securities purchased under agreements to resell	4020	35,492	1.f
g. Other interest income	4518	16,031	1.g
h. Total interest income (sum of items 1.a.(3) through 1.g)	4107	3,587,316	1.h
2. Interest expense:
a. Interest on deposits:
(1) Interest on deposits in domestic offices:
(a) Transaction accounts (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts)	4508	3,499	2.a.1.a
(b) Nontransaction accounts:
(1) Savings deposits (includes MMDAs)	0093	210,485	2.a.1.b.1
(2) Time deposits of $100,000 or more	A517	118,297	2.a.1.b.2
(3) Time deposits of less than $100,000	A518	108,344	2.a.1.b.3
(2) Interest on deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	4172	58,569	2.a.2
b. Expense of federal funds purchased and securities sold under agreements to repurchase	4180	93,748	2.b
c. Interest on trading liabilities and other borrowed money	4185	277,563	2.c

(1)	Includes interest income on time certificates of deposits not held for trading.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-2
FDIC Certificate Number: 00867	5

Schedule RI—Continued

		Year-to-date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
2. Interest expense (continued):
d. Interest on subordinated notes and debentures	4200	57,525	2.d
e. Total interest expense (sum of items 2.a through 2.d)	4073	928,030	2.e
3. Net interest income (item 1.h minus 2.e)			4074		2,659,286	3
4. Provision for loan and lease losses			4230		97,696	4
5. Noninterest income:
a. Income from fiduciary activities (1)	4070	339,698	5.a
b. Service charges on deposit accounts in domestic offices	4080	503,223	5.b
c. Trading revenue (2)	A220	55,617	5.c
d. Investment banking, advisory, brokerage, and underwriting fees and	B490	172,327	5.d
e. Venture capital	B491	0	5.e
f. Net servicing	B492	77,856	5.f
g. Net securitization income	B493	0	5.g
h. (1) Underwriting income from insurance and reinsurance	C386	19,489	5.h.	(1)
(2) Income from other insurance	C387	12,635	5.h.	(2)
i. Net gains (losses) on sales of loans and leases	5416	(90,733)	5.i
j. Net gains (losses) on sales of other real estate owned	5415	1,942	5.j
k. Net gains (losses) on sales of other assets (excluding securities)	B496	(1,059)	5.k
l. Other noninterest	B497	570,589	5.l
m. Total noninterest income (sum of items 5.a through 5.1)			4079		1,661,584	5.m
6. a. Realized gains (losses) on held-to-maturity securities			3521		0	6.a
b. Realized gains (losses) on available-for-sale securities			3196		(19,266)	6.b
7. Noninterest expense:
a. Salaries and employee benefits	4135	1,345,544	7.a
b. Expenses of premises and fixed assets (net of rental income) (excluding salaries and employee benefits and mortgage interest)	4217	324,342	7.b
c. (1) Goodwill impairment losses	C216	0	7.c.1
(2) Amortization expense and impairment losses for other intangible assets	C232	42,833	7.c.2
d. Other noninterest expense *	4092	894,680	7.d
e. Total noninterest expense (sum of items 7.a through 7.d)			4093		2,607,399	7.e
8. Income (loss) before income taxes and extraordinary items, and other adjustments (item 3 plus or minus items 4, 5.m, 6.a, 6.b, and 7.e)			4301		1,596,509	8
9. Applicable income taxes (on item 8)			4302		475,738	9
10. Income (loss) before extraordinary items and other adjustments (item 8 minus item 9)			4300		1,120,771	10
11. Extraordinary items and other adjustments, net of income taxes *			4320		0	11
12. Net income (loss) (sum of items 10 and 11)			4340		1,120,771	12

*	Describe on Schedule RI-E - Explanations.

(1)	For banks required to complete Schedule RC-T, items 12 through 19, income from fiduciary activities reported in Schedule RI, item 5.a, must equal the amount reported in Schedule RC-T, item 19.

(2)	For banks required to complete Schedule RI, Memorandum item 8, trading revenue reported in Schedule RI, item 5.c must equal the sum of Memorandum items 8.a through 8.d.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-3
FDIC Certificate Number: 00867	6

Schedule RI—Continued

Memoranda

		Year-to-Date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Interest expense incurred to carry tax-exempt securities, loans, and leases acquired after August 7, 1986, that is not deductible for federal income tax purposes	4513	3,452	M.1
2. Income from the sale and servicing of mutual funds and annuities in domestic offices (included in Schedule RI, item 8)	8431	109,082	M.2
3. Income on tax-exempt loans and leases to states and political subdivisions in the U.S. (included in Schedule RI, items 1.a and 1.b)	4313	87,117	M.3
4. Income on tax-exempt securities issued by states and political subdivisions in the U.S. (included in Schedule RI, item 1.d.(3))	4507	13,908	M.4
5. Number of full-time equivalent employees at end of current period (round to nearest whole number)	4150	Number 26,215	M.5
6. Not applicable
7. If the reporting bank has restated its balance sheet as a result of applying push down accounting this calendar year, report the date of the bank’s acquisition (1)	9106	CCYY/MM/DD 0	M.7
8. Trading revenue (from cash instruments and derivative instruments) (sum of Memorandum items 8.a through 8.d must equal Schedule RI, item 5.c)
(To be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding calendar year.):

	RIAD	Bil | Mil | Thou
a. Interest rate exposures	8757	55,391	M.8.a
b. Foreign exchange exposures	8758	226	M.8.b
c. Equity security and index exposures	8759	0	M.8.c
d. Commodity and other exposures	8760	0	M.8.d

	RIAD	Bil | Mil | Thou
9. Impact on income of derivatives held for purposes other than trading:
a. Net increase (decrease) to interest income	8761	(373)	M.9.a
b. Net (increase) decrease to interest expense	8762	(35,582)	M.9.b
c. Other (noninterest) allocations	8763	0	M.9.c
10. Credit losses on derivatives (see instructions)	A251	0	M.10

	RIAD	YES / NO
11. Does the reporting bank have a Subchapter S election in effect for federal income tax purposes for the current tax year ?	A530	NO	M.11

(1)	For example, a bank acquired on June 1, 2001, would report 20010601

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-4
FDIC Certificate Number: 00867	7

Schedule RI-A—Changes in Equity Capital

Indicate decreases and losses in parentheses.

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Total equity capital most recently reported for the December 31, 2003, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	3217	9,856,556	1
2. Restatements due to corrections of material accounting errors and changes in accounting	B507	0	2
3. Balance end of previous calendar year as restated (sum of items 1 and 2)	B508	9,856,556	3
4. Net income (loss) (must equal Schedule RI, item 12)	4340	1,120,771	4
5. Sale, conversion, acquisition, or retirement of capital stock, net (excluding treasury stock transactions)	B509	0	5
6. Treasury stock transactions, net	B510	0	6
7. Changes incident to business combinations, net	4356	0	7
8. LESS: Cash dividends declared on preferred stock	4470	0	8
9. LESS: Cash dividends declared on common stock	4460	1,100,000	9
10. Other comprehensive income (1)	B511	(208,660)	10
11. Other transactions with parent holding company * (not included in items 5, 6, 8, or 9 above)	4415	66,764	11
12. Total equity capital end of current period (sum of items 3 through 11) (must equal Schedule RC, item 28)	3210	9,735,431	12

*	Describe on Schedule RI-E - Explanations.

(1)	Includes changes in net unrealized holding gains (losses) on available-for-sale securities, changes in accumulated net gains (losses) on cash flow hedges, foreign currency translation adjustments, and changes in minimum pension liability adjustments.

Schedule RI-B—Charge-offs and Recoveries on Loans and Leases and Changes in Allowance for Loan and Lease Losses

Part I. Charge-offs and Recoveries on Loans and Leases

Part I excludes charge-offs and recoveries through the allocated transfer risk reserve.

	(Column A) Charge-offs (1)		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	3582	3,113	3583	52	1 a
b. Secured by farmland in domestic offices	3584	0	3585	0	1.b
c. Secured by 1-4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5411	9,874	5412	2,259	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens	C234	11,953	C217	3,878	1.c.2.a
(b) Secured by junior liens	C235	1,182	C218	383	1.c.2.b
d. Secured by multifamily (5 or more) residential properties in domestic offices	3588	0	3589	0	1.d
e. Secured by nonfarm nonresidential properties in domestic offices	3590	5,050	3591	885	1.e
f. In foreign offices	B512	0	B513	0	1.f
2. Loans to depository institutions and acceptances of other banks:
a. To U.S. banks and other U.S. depository institutions	4653	0	4663	0	2.a
b. To foreign banks	4654	0	4664	0	2.b
3. Loans to finance agricultural production and other loans to farmers	4655	0	4665	0	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	4645	67,100	4617	27,275	4.a
b. To non-U.S. addressees (domicile)	4646	84	4618	14	4.b

(1)	Include write-downs arising from transfers of loans to a held-for-sale account.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-5
FDIC Certificate Number: 00867	8

Schedule RI-B—Continued

Part I. Continued

	(Column A) Charge-offs (1)		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B514	0	B515	0	5.a
b. Other (includes single payment, installment, all student loans and revolving credit plans other than credit cards)	B516	107,212	B517	39,334	5.b
6. Loans to foreign governments and official institutions	4643	0	4627	0	6
7. All other loans	4644	14,900	4628	4,877	7
8. Lease financing receivables:
a. To U.S. addressees (domicile)	4658	5,888	4668	2,567	8.a
b. To non-U.S. addressees (domicile)	4659	0	4669	0	8.b
9. Total (sum of items 1 through 8)	4635	226,356	4605	81,524	9

Memoranda

	(Column A) Charge-offs (1)		(Column B) Recoveries
	Calendar year-to-date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou	RIAD	Bil | Mil | Thou
1. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RI-B, part I, items 4 and 7, above	5409	0	5410	0	M.1
2. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RI-B, part I, item 1, above):	4652	0	4662	0	M.2
3. Not Applicable
Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.				Calendar year-to-date
			RIAD	Bil | Mil | Thou
4. Uncollectible retail credit card fees and finance charges reversed against income (i.e., not in charge-offs against the allowance for loan and lease losses)			C388	0	M.4

(1)	Include write-downs arising from transfers of loans to a held-for-sale account.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-6
FDIC Certificate Number: 00867	9

Part II. Changes in Allowance for Loan and Lease Losses

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Balance most recently reported for the December 31, 2003, Reports of Condition and Income (i.e., after adjustments from amended Reports of Income)	B522	934,842	1
2. Recoveries (must equal part I, item 9, column B above)	4605	81,524	2
3. LESS: Charge-offs (must equal part I, item 9, column A above less Schedule RI-B, part II, item 4)	C079	226,356	3
4. LESS: Write-downs arising from transfers of loans to a held-for-sale account	5523	0	4
5. Provision for loan and lease losses (must equal Schedule RI, item 4)	4230	97,696	5
6. Adjustments * (see instructions for this schedule)	C233	0	6
7. Balance end of current period (sum of items 1, 2, 5, and 6, less items 3 and 4) (must equal Schedule RC, item 4.c)	3123	887,706	7

* Describe on Schedule RI-E—Explanations.

Memoranda

Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Allocated transfer risk reserve included in Schedule RI-B, part II, item 7, above Memorandum items 2 and 3 are to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes	C435	0	M.1
2. Separate valuation allowance for uncollectible retail credit card fees and finance charges	C389	0	M.2
3. Amount of allowance for loan and leases losses attributable to retail credit card fees and finance charges	C390	0	M.3

Schedule RI-D—Income from International Operations

For all banks with foreign offices, Edge or Agreement subsidiaries, or IBFs where international operations account for more than 10 percent of total revenues, total assets, or net income.

		Year-to-Date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
1. Interest income and expense attributable to international operations:
a. Gross interest income	B523	0	l.a
b. Gross interest expense	B524	0	l.b
2. Net interest income attributable to international operations (item 1.a minus 1.b)	B525	0	2
3. Noninterest income and expense attributable to international operations:
a. Noninterest income attributable to international operations	4097	0	3.a
b. Provision for loan and lease losses attributable to international operations	4235	0	3.b
c. Other noninterest expense attributable to international operations	4239	0	3.c
d. Net noninterest income (expense) attributable to international operations (item 3.a minus 3.b and 3.c)	4843	0	3.d
4. Estimated pretax income attributable to international operations before capital allocation adjustment (sum of items 2 and 3.d)	4844	0	4
5. Adjustment to pretax income for internal allocations to international operations to reflect the effects of equity capital on overall bank funding costs	4845	0	5
6. Estimated pretax income attributable to international operations after capital allocation adjustment (sum of items 4 and 5)	4846	0	6
7. Income taxes attributable to income from international operations as estimated in item 6	4797	0	7
8. Estimated net income attributable to international operations (item 6 minus 7)	4341	0	8

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-7
FDIC Certificate Number: 00867	10

Schedule RI-E—Explanations

Schedule RI-E is to be completed each quarter on a calendar year-to-date basis.

Detail all adjustments in Schedules RI-A and RI-B, all extraordinary items and other adjustments in Schedule RI, and all significant items of other noninterest income and other noninterest expense in Schedule RI. (See instructions for details.)

				Year-to-Date
Dollar Amounts in Thousands			RIAD	Bil | Mil | Thou
1. Other noninterest income (from Schedule RI, item 5.1) Itemize and describe amounts that exceed 1% of the sum of Schedule RI, items 1.h and 5.m:
TEXT
a. Income and fees from the printing and sale of checks			C013	0	1.a
b. Earnings on/increase in value of cash surrender value of life insurance			C014	0	1.b
c. Income and fees from automated teller machines (ATMs)			C016	0	1.c
d. Rent and other income from other real estate owned			4042	0	1.d
e. Safe deposit box rent			C015	0	1.e
f. 4461 Other fees			4461	92,219	1.f
g. 4462 Operating lease - revenue			4462	81,893	1.g
h. 4463 Mortgage loan - origination fees			4463	77,264	1.h
2. Other noninterest expense (from Schedule RI, item 7.d): Itemize and describe amounts that exceed 1% of the sum of of Schedule RI, items 1.h and 5.m:
TEXT
a. Data processing expenses			C017	97,011	2.a
b. Advertising and marketing expenses			497	86,390	2.b
c. Directors’ fees			4136	0	2.c
d. Printing, stationery, and supplies			C018	0	2.d
e. Postage			8403	0	2.e
f. Legal fees and expenses			4141	0	2.f
g. FDIC deposit insurance assessments			4146	0	2.g
h. 4464 Other expenses			4464	70,276	2.h
i. 4467			4467	N/A	2.i
j. 4468			4468	N/A	2.j
3. Extraordinary items and other adjustments and applicable income tax effect (from Schedule RI item 11) (itemize and describe all extraordinary items and other adjustments):
TEXT
a.(1) 4469			4469	N/A	3.a.1
(2) Applicable income tax effect	4486	0			3.a.2
b.(1) 4487			4487	N/A	3.b.1
(2) Applicable income tax effect	4488	0			3.b.2
C.(1) 4489			4489	N/A	3.c.1
(2) Applicable income tax effect	4491	0			3.c.2

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RI-8
FDIC Certificate Number: 00867	11

Schedule RI-E—Continued

		Year-to-Date
Dollar Amounts in Thousands	RIAD	Bil | Mil | Thou
4. Restatements due to corrections of material accounting errors and changes in accounting principles (from Schedule RI-A, item 2) (itemize and describe all restatements):
TEXT
a. B526	B526	N/A	4.a
b. B527	B527	N/A	4.b
5. Other transactions with parent holding company (from Schedule RI-A, item 11) (itemize and describe all such transactions):
TEXT
a. 4498 Capital Contribution	4498	66,764	5.a
b. 4499	4499	N/A	5.b
6. Adjustments to allowance for loan and lease losses (from Schedule RI-B, part II, item 6) (itemize and describe all adjustments):
TEXT
a. 4521	4521	N/A	6.a
b. 4522	4522	N/A	6.b
7. Other explanations (the space below is provided for the bank to briefly describe, at its option, any other significant items affecting the Report of Income):	RIAD	X / Y
X = NO COMMENT - Y = COMMENT	4769	X
Other explanations (please type or print clearly):
TEXT
4769

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-1
12

ATLANTA
City

GA	30302
State	Zip Code

FDIC Certificate Number: 00867

Consolidated Report of Condition for Insured Commercial and State-Chartered Savings Banks for September 30, 2004

All schedules are to be reported in thousands of dollars. Unless otherwise indicated, report the amount outstanding as of the last business day of the quarter.

Schedule RC—Balance Sheet

Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou
ASSETS
1. Cash and balances due from depository institutions (from Schedule RC-A):
a. Noninterest-bearing balances and currency and coin (1)			0081	3,647,232	1.a
b. Interest-bearing balances (2)			0071	23,191	1.b
2. Securities:
a. Held-to-maturity securities (from Schedule RC-B, column A)			1754	0	2.a
b. Available-for-sale securities (from Schedule RC-B, column D)			1773	22,069,096	2.b
3. Federal funds sold and securities purchased under agreements to resell:			RCON
a. Federal funds sold in domestic offices			B987	397,175	3.a
			RCFD
b. Securities purchased under agreements to resell (3)			B989	3,728,753	3.b
4. Loans and lease financing receivables (from Schedule RC-C):
a. Loans and leases held for sale			5369	4,602,916	4.a
b. Loans and leases, net of unearned income	B528	84,567,508			4.b
c. LESS: Allowance for loan and lease losses	3123	887,706			4.c
d. Loans and leases, net of unearned income and allowance (item 4.b minus 4.c)			B529	83,679,802	4.d
5. Trading assets (from Schedule RC-D)			3545	1,203,501	5
6. Premises and fixed assets (including capitalized leases)			2145	1,385,939	6
7. Other real estate owned (from Schedule RC-M)			2150	15,593	7
8. Investments in unconsolidated subsidiaries and associated companies (from Schedule RC-M)			2130	0	8
9. Customers’ liability to this bank on acceptances outstanding			2155	12,465	9
10. Intangible assets:
a. Goodwill			3163	886,405	10.a
b. Other intangible assets (from Schedule RC-			426	617,641	10.b
11. Other assets (from Schedule RC-F)			2160	4,019,085	11
12. Total assets (sum of items 1 through 11)			2170	126,288,794	12

(1)	Includes cash items in process of collection and unposted debits.

(2)	Includes time certificates of deposit not held for trading.

(3)	Includes all securities resale agreements in domestic and foreign offices, regardless of maturity.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-2
FDIC Certificate Number: 00867	13

Schedule RC—Continued

Dollar Amounts in Thousands				Bil | Mil | Thou
LIABILITIES
13. Deposits:			RCON
a. In domestic offices (sum of totals of columns A and C from Schedule RC-E, part I)			2200	78,538,237	13.a
(1) Noninterest-bearing (1)	6631	11,287,963			13.a.1
(2) Interest-bearing	6636	67,250,274			13.a.2
b. In foreign offices, Edge and Agreement subsidiaries, and IBFs			RCFN
(from Schedule RC-E, Part II)			2200	6,926,225	13.b
(1) Noninterest-bearing	6631	0			13.b.1
(2) Interest-bearing	6636	6,926,225			13.b.2
14. Federal funds purchased and securities sold under agreements to repurchase:			RCON
a. Federal funds purchased in domestic offices (2)			B993	3,283,337	14.a
			RCFD
b. Securities sold under agreements to repurchase (3)			B995	8,189,814	14.b
15. Trading liabilities (from Schedule RC-D)			3548	806,764	15
16. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases) (from Schedule RC-M)			3190	13,070,602	16
17. Not applicable
18. Bank’s liability on acceptances executed and outstanding			2920	12,465	18
19. Subordinated notes and debentures(4)			3200	2,149,421	19
20. Other liabilities (from Schedule RC-G)			2930	2,608,898	20
21. Total liabilities (sum of items 13 through 20)			2948	115,585,763	21
22. Minority interest in consolidated subsidiaries			3000	967,600	22
EQUITY CAPITAL
23. Perpetual preferred stock and related surplus			3838	0	23
24. Common stock			3230	21,600	24
25. Surplus (exclude all surplus related to preferred stock)			3839	3,245,229	25
26. a. Retained earnings			3632	5,755,540	26.a
b. Accumulated other comprehensive income (5)			B530	713,062	26.b
27. Other equity capital components (6)			A130	0	27
28. Total equity capital (sum of items 23 through 27)			3210	9,735,431	28
29. Total liabilities, minority interest, and equity capital (sum of items 21, 22, and 28)			3300	126,288,794	29

Memorandum

To be reported only with the March Report of Condition.

1. Indicate in the box at the right the number of the statement below that best describes the most comprehensive level of auditing work performed for the bank by independent external auditors as of any date during 2003

			RCFD	Number
			6724	N/A	M.1

1	=	Independent audit of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the bank
2	=	Independent audit of the bank’s parent holding company conducted in accordance with generally accepted auditing standards by a certified public accounting firm which submits a report on the consolidated holding company (but not on the bank separately)
3	=	Attestation on bank management’s assertion on the effectiveness of the bank’s internal control over financial reporting by a certified public accounting firm
4	=	Directors’ examination of the bank conducted in accordance with generally accepted auditing standards by a certified public accounting firm (may be required by state chartering authority)
5	=	Directors’ examination of the bank performed by other external auditors (may be required by state chartering authority)
6	=	Review of the bank’s financial statements by external auditors
7	=	Compilation of the bank’s financial statements by external auditors
8	=	Other audit procedures (excluding tax preparation work)
9	=	No external audit work

(1)	Includes total demand deposits and noninterest-bearing time and savings deposits.

(2)	Report overnight Federal Home Loan Bank advances in Schedule RC, item 16, “other borrowed money.”

(3)	Includes all securities repurchase agreements in domestic and foreign offices, regardless of maturity.

(4)	Includes limited-life preferred stock and related surplus.

(5)	Includes net unrealized holding gains (losses) on available-for-sale securities, accumulated net gains (losses) on cash flow hedges, cumulative foreign currency translation adjustments, and minimum pension liability adjustments.

(6)	Includes treasury stock and unearned Employee Stock Ownership Plan shares.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-3
FDIC Certificate Number: 00867	14

Schedule RC-A—Cash and Balances Due From Depository Institutions

Exclude assets held for trading.

Dollar Amounts in Thousands	(Column A) Consolidated Bank		(Column B) Domestic Offices
	RCFD	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1. Cash items in process of collection, unposted debits, and currency and coin	0022	3,372,096			1
a. Cash items in process of collection and unposted debits			0020	2,466,420	1.a
b. Currency and coin			0080	905,676	1.b
2. Balance due from depository institutions in the U.S.			0082	90,786	2
a. U.S. branches and agencies of foreign banks (including their IBFs)	0083	0			2.a
b. Other commercial banks in the U.S. and other depository institutions in the U.S. (including their IBFs)	0085	90,786			2.b
3. Balances due from banks in foreign countries and foreign central banks			0070	119,894	3
a. Foreign branches of other U.S. banks	0073	0			3.a
b. Other banks in foreign countries and foreign central banks	0074	119,894			3.b
4. Balances due from Federal Reserve Banks	0090	87,647	0090	87,647	4
5. Total (sum of items 1 through 4) (total of column A must equal Schedule RC, sum of items 1.a and 1.b)	0010	3,670,423	0010	3,670,423	5

Schedule RC-B—Securities

Exclude assets held for trading.

	Held-to-maturity				Available-for-sale
	(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
1. U.S. Treasury securities	0211	0	0213	0	1286	16,394	1287	16,772	1
2. U.S. Government agency obligations (exclude mortgage-backed securities):
a. Issued by U.S. Government agencies (1)	1289	0	1290	0	1291	0	1293	0	2.a
b. Issued by U.S. Government sponsored agencies (2)	1294	0	1295	0	1297	1,628,476	1298	1,624,242	2.b
3. Securities issued by states and political subdivisions in the U.S.	8496	0	8497	0	8498	767,673	8499	800,626	3

(1)	Includes Small Business Administration ‘Guaranteed Loan Pool Certificates,’ U.S. Maritime Administration obligations, and Export - Import Bank participation certificates.

(2)	Includes obligations (other than mortgage-backed securities) issued by the Farm Credit System, the Federal Home Loan Bank System, The Federal Home Loan Mortgage Corporation, the Federal National Mortgage Association, the Financing Corporation, Resolution Funding Corporation, the Student Loan Marketing Association, and the Tennessee Valley Authority.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-4
FDIC Certificate Number: 00867	15

Schedule RC-B—Continued

	Held-to-maturity				Available-for-sale
	(Column A) Amortized Cost		(Column B) Fair Value		(Column C) Amortized Cost		(Column D) Fair Value
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
4. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Guaranteed by GNMA	1698	0	1699	0	1701	60,118	1702	60,656	4.a.1
(2) Issued by FNMA and FHLMC	1703	0	1705	0	1706	8,052,193	1707	8,064,448	4.a.2
(3) Other pass-through securities	1709	0	1710	0	1711	152,573	1713	152,571	4.a.3
b. Other mortgage-backed securities (include CMOs, REMICs and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1714	0	1715	0	1716	3,263,647	1717	3,283,652	4.b.1
(2) Collateralized by MBS issued or guaranteed by FNMA, FHLMC, or	1718	0	1719	0	1731	12	1732	12	4.b.2
(3) All other mortgage-backed securities	1733	0	1734	0	1735	1,909,261	1736	1,908,368	4.b.3
5. Asset-backed securities (ABS):
a. Credit card receivables	B838	0	B839	0	B840	476,273	B841	477,791	5.a
b. Home equity lines	B842	0	B843	0	B844	1,964,210	B845	1,965,133	5.b
c. Automobile loans	B846	0	B847	0	B848	441,902	B849	441,267	5.c
d. Other consumer loans	B850	0	B851	0	B852	54,029	B853	54,158	5.d
e. Commercial and industrial loans	B854	0	B855	0	B856	416	B857	417	5.e
f. Other	B858	0	B859	0	B860	712,712	B861	715,974	5.f
6. Other debt securities:
a Other domestic debt securities	1737	0	1738	0	1739	1,294,998	1741	1,320,047	6.a
b. Foreign debt securities	1742	0	1743	0	1744	3,300	1746	3,300	6.b
7. Investments in mutual funds and other equity securities with readily determinable fair values (1)					A510	163,435	A511	1,179,662	7
8. Total (sum of items 1 through 7) (total of Column A must equal Schedule RC item 2.a) (total of column D must equal Schedule RC, item 2.b)	1754	0	1771	0	1772	20,961,622	1773	22,069,096	8

(1)	Report Federal Reserve stock, Federal Home Loan Bank stock, and banker’s bank stock in Schedule RC-F, item 4.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-5
FDIC Certificate Number: 00867	16

Schedule RC-B—Continued

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Pledged securities (1)	0416	15,038,819	M.1
2. Maturity and repricing data for debt securities (1, 2) (excluding those in nonaccrual status):

a. Securities issued by the U.S. Treasury, U.S. Government agencies, and states and political subdivisions in the U.S.; other non-mortgage debt securities; and mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,4)

(1) Three months or less	A549	1,695,360	M.2.a.1
(2) Over three months through 12 months	A550	407,849	M.2.a.2
(3) Over one year through three years	A551	1,203,791	M.2.a.3
(4) Over three years through five years	A552	1,839,787	M.2.a.4
(5) Over five years through 15 years	A553	1,364,524	M.2.a.5
(6) Over 15 years	A554	1,134,799	M.2.a.6
b. Mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages with a remaining maturity or next repricing date of: (3,5)
(1) Three months or less	A555	247,726	M.2.b.1
(2) Over three months through 12 months	A556	179,832	M.2.b.2
(3) Over one year through three years	A557	264,718	M.2.b.3
(4) Over three years through five years	A558	4,547,758	M.2.b.4
(5) Over five years through 15 years	A559	2,786,870	M.2.b.5
(6) Over 15 years	A560	24,388	M.2.b.6
c. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS; exclude mortgage pass-through securities) with an expected average life of: (6)
(1) Three years or less	A561	2,528,422	M.2.c.1
(2) Over three years	A562	2,663,611	M.2.c.2
d. Debt securities with a REMAINING MATURITY of one year or less (included in Memorandum items 2.a through 2.c above)	A248	627,466	M.2.d
3. Amortized cost of held-to-maturity securities sold or transferred to available-for-sale or trading securities during the calendar year-to-date (report the amortized cost at date of sale or transfer)	1778	0	M.3

4. Structured notes (included in the held-to-maturity and available-for-sale accounts in Schedule RC-B, items 2, 3, 5, and 6):
a. Amortized cost	8782	2,000	M.4.a
b. Fair value	8783	2,006	M.4.b

(1)	Includes held-to-maturity securities at amortized cost and available-for-sale securities at fair value.

(2)	Exclude investments in mutual funds and other equity securities with readily determinable fair values.

(3)	Report fixed rate debt securities by remaining maturity and floating rate debt securities by next repricing date.

(4)	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus any nonaccrual debt securities in the categories of debt securities reported in Memorandum item 2.a that are included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, sum of items 1, 2, 3, 5, and 6, columns A and D, plus mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(5)	Sum of Memorandum items 2.b.(1) through 2.b.(6) plus any nonaccrual mortgage pass-through securities backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.a, sum of columns A and D, less the amount of mortgage pass-through securities other than those backed by closed-end first lien 1-4 family residential mortgages included in Schedule RC-B, item 4.a, columns A and D.

(6)	Sum of Memorandum items 2.c.(1) and 2.c.(2) plus any nonaccrual “Other mortgage-backed securities” included in Schedule RC-N, item 9, column C, must equal Schedule RC-B, item 4.b, sum of columns A and D.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-6
FDIC Certificate Number: 00867	17

Schedule RC-C—Loans and Lease Financing Receivables

Part I. Loans and Leases

Do not deduct the allowance for loan and lease losses or the allocated transfer risk reserve from amounts reported in this schedule. Report (1) loans and leases held for sale at the lower of cost or market value and (2) loans and leases held for investment, net of unearned income. Exclude assets held for trading and commercial paper.

	(Column A) Consolidated Bank		(Column B) Domestic Offices
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1. Loans secured by real estate	1410	48,006,305			1
a. Construction, land development, and other land loans			1415	5,196,065	1.a
b. Secured by farmland (including farm residential and other improvements)			1420	138,544	1.b
c. Secured by 1-4 family residential properties:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit			1797	8,699,634	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens			5367	22,971,738	1.c.2.a
(b) Secured by junior liens			5368	1,821,093	1.c.2.b
d. Secured by multifamily (5 or more) residential properties			1460	555,103	1.d
e. Secured by nonfarm nonresidential properties			1480	8,624,128	1.e
2. Loans to depository institutions and acceptances of other banks:
a. To commercial banks in the U.S.			B531	83,908	2.a
(1) To U.S. branches and agencies of foreign banks	B532	1,440			2.a.1
(2) To other commercial banks in the U.S.	B533	82,468			2.a.2
b. To other depository institutions in the U.S.	B534	1,915	B534	1,915	2.b
c. To banks in foreign countries			B535	59,278	2.c
(1) To foreign branches of other U.S. banks	B536	80			2.c.1
(2) To other banks in foreign countries	B537	59,198			2.c.2
3. Loans to finance agricultural production and other loans to farmers	1590	105,081	1590	105,081	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1763	19,539,119	1763	19,539,119	4.a
b. To non-U.S. addressees (domicile)	1764	480,174	1764	480,174	4.b
5. Not applicable.
6. Loans to individuals for household, family, and other personal expenditures (i.e., consumer loans) (includes purchased paper):
a. Credit cards	B538	0	B538	0	6.a
b. Other revolving credit plans	B539	432,122	B539	432,122	6.b
c. Other consumer loans (includes single payment, installment, and all student loans	2011	12,338,930	2011	12,338,930	6.c
7. Loans to foreign government and official institutions (including foreign central banks)	2081	32,051	2081	32,051	7
8. Obligations (other than securities and leases) of states and political subdivisions in the U.S.	2107	2,037,144	2107	2,037,144	8
9. Other loans	1563	2,942,278			9
a. Loans for purchasing or carrying securities (secured and unsecured)			1545	1,269,204	9.a
b. All other loans (exclude consumer loans)			1564	1,673,074	9.b
10. Lease financing receivables (net of unearned income)			2165	3,112,119	10
a. Of U.S. addressees (domicile)	2182	3,112,119			10.a
b. Of non-U.S. addressees (domicile)	2183	0			10.b
11. LESS: Any unearned income on loans reflected in items 1-9 above	2123	0	2123	0	11
12. Total loans and leases, net of unearned income (sum of items 1 through 10 minus item 11) (total of column A must equal Schedule RC, item 4.a and 4.b)	2122	89,170,424	2122	89,170,424	12

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-7
FDIC Certificate Number: 00867	18

Schedule RC-C—Continued

Part I. Continued

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Loans and Leases restructured and in compliance with modified terms (included in Schedule RC-C, part I, and not reported as past due or nonaccrual in Schedule RC-N, Memorandum item 1) (exclude loans secured by 1-4 family residential properties and loans to individuals for household, family, and other personal expenditures)	1616	0	M.1
2. Maturity and repricing data for loans and leases (excluding those in nonaccrual status):

a. Closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I, item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1, 2)

	RCON
(1) Three months or less	A564	1,674,009	M.2.a.1
(2) Over three months through 12 months	A565	1,992,224	M.2.a.2
(3) Over one year through three years	A566	4,786,245	M.2.a.3
(4) Over three years through five years	A567	6,875,190	M.2.a.4
(5) Over five years through 15 years	A568	4,182,524	M.2.a.5
(6) Over 15 years	A569	3,404,008	M.2.a.6

b. All loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) EXCLUDING closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (reported in Schedule RC-C, part I item 1.c.(2)(a), column B) with a remaining maturity or next repricing date of: (1,3)

	RCFD
(1) Three months or less	A570	39,803,019	M.2.b.1
(2) Over three months through 12 months	A571	2,348,700	M.2.b.2
(3) Over one year through three years	A572	4,469,340	M.2.b.3
(4) Over three years through five years	A573	10,781,230	M.2.b.4
(5) Over five years through 15 years	A574	5,411,036	M.2.b.5
(6) Over 15 years	A575	3,180,989	M.2.b.6
c. Loans and leases (reported in Schedule RC-C, part I, items 1 through 10, column A) with a REMAINING MATURITY of one year or less (excluding those in nonaccrual status)	A247	15,613,914	M.2.c
3. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-C, part I, items 4 and 9, column A (4)	2746	1,444,245	M.3
4. Adjustable rate closed-end loans secured by first liens on 1-4 family residential properties in domestic offices (included in Schedule RC-C, part I, item 1.c.(2)(a), column B)

	RCON
	5370	21,294,437	M.4
5. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-C, part I, item 1, column A)

	RCFD
	B837	65,214	M.5
Memorandum item 6 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.
6. Outstanding credit card fees and finance charges included in Schedule RC-C, part I, item 6.a., column A	C391	0	M.6

(1)	Report fixed rate loans and leases by remaining maturity and floating rate loans by next repricing date.

(2)	Sum of Memorandum items 2.a.(1) through 2.a.(6) plus total nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C must equal total closed-end loans secured by first liens on 1-4 family residential properties from Schedule RC-C, part I, item 1.c.(2)(a), column B

(3)	Sum of Memorandum items 2.b.(1) through 2.b.(6) plus total nonaccrual loans and leases from Schedule RC-N, sum of items 1 through 8, column C, minus nonaccrual closed-end loans secured by first liens on 1-4 family residential properties in domestic offices included in Schedule RC-N, item 1.c.(2)(a), column C, must equal total loans and leases from Schedule RC-C, Part I, sum of items 1 through 10, column A, minus total closed-end loans secured by first liens on 1-4 family residential properties in domestic offices from Schedule RC-C, part I, item 1.c.(2)(a), column B.

(4)	Exclude loans secured by real estate that are included in Schedule RC-C, part I, item 1, column A.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-8
FDIC Certificate Number: 00867	19

Schedule RC-D—Trading Assets and Liabilities

Schedule RC-D is to be completed by banks that reported average trading assets (Schedule RC-K, item 7) of $2 million or more for any quarter of the preceding year.

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
ASSETS
1. U.S. Treasury securities in domestic offices	3531	57,093	1
2. U.S. Government agency obligations in domestic offices (exclude mortgage-backed securities)	3532	0	2
3. Securities issued by states and political subdivisions in the U.S. in domestic offices	3533	0	3
4. Mortgage-backed securities (MBS) in domestic offices:
a. Pass-through securities issued or guaranteed by FNMA, FHLMC, or GNMA	3534	0	4.a
b. Other mortgage-backed securities issued or guaranteed by FNMA, FHLMC, or GNMA (include CMOs, REMICs, and stripped MBS)	3535	0	4.b
c. All other mortgage-backed securities	3536	0	4.c
5. Other debt securities in domestic offices	3537	70,432	5
6. - 8. Not applicable
9. Other trading assets in domestic offices	3541	158,937	9

	RCFN
10. Trading assets in foreign offices	3542	0	10
11. Revaluation gains on interest rate, foreign exchange rate, and other commodity and equity contracts:

	RCON
a. In domestic offices	3543	917,039	11.a

	RCFN
b. In foreign offices	3543	0	11.b

	RCFD
12. Total trading assets (sum of items 1 through 11) (must equal Schedule RC, item 5)	3545	1,203,501	12

	RCFD	Bil | Mil | Thou
LIABILITIES
13. Liability for short positions	3546	506	13
14. Revaluation losses on interest rate, foreign exchange rate, and other commodity and equity contracts	3547	806,258	14
15. Total trading liabilities (sum of items 13 and 14) (must equal Schedule RC, item 15)	3548	806,764	15

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-9
FDIC Certificate Number: 00867	20

Schedule RC-E—Deposit Liabilities

Part I. Deposits in Domestic Offices

	Transaction Accounts				Nontransaction Accounts
	(Column A) Total transaction accounts (including (total demand deposits)		(Column B) Memo: Total demand deposits (included in column A)		(Column C) Total nontransaction accounts (including MMDAs)
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou
Deposits of:
1. Individuals, partnerships and corporations (include all certified and official checks)	B549	9,272,906			B550	65,366,157	1
2. U.S. Government	2202	3,798			2520	0	2
3. States and political subdivisions in the U.S.	2203	2,348,124			2530	874,792	3
4. Commercial banks and other depository institutions in the U.S.	B551	654,646			B552	0	4
5. Banks in foreign countries	2213	17,814			2236	0	5
6. Foreign governments, and official institutions (including foreign central banks)	2216	0			2377	0	6
7. Total (sum of items 1 through 6) (sum of columns A and C must equal Schedule RC, item 13.a)	2215	12,297,288	2210	11,287,963	2385	66,240,949	7

Memoranda

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
1. Selected components of total deposits (i.e., sum of item 7, columns A and C):
a. Total Individual Retirement Accounts (IRAs) and Keogh Plan accounts	6835	1,881,718	M.1.a
b. Total brokered deposits	2365	3,380,458	M.1.b
c. Fully insured brokered deposits (included in Memorandum item 1.b above):
(1) Issued in denominations of less than $100,000	2343	0	M.1.c.1
(2) Issued either in denominations of $100,000 or in denominations greater than $100,000 and participated out by the broker in shares of $100,000 or less	2344	0	M.1.c.2
d. Maturity data for brokered deposits:
(1) Brokered deposits issued in denominations of less than $100,000 with a remaining maturity of one year or less (included in Memorandum item 1.c.(1) above)	A243	0	M.1.d.1
(2) Brokered deposits issued in denominations of $100,000 or more with a remaining maturity of one year or less (included in Memorandum item 1.b above)	A244	3,123,343	M.1.d.2
e. Preferred deposits (uninsured deposits of states and political subdivisions in the U.S. reported in item 3 above which are secured or collaterlized as required under state law) (to be completed for the December report only)	5590	N/A	M.1.e
2. Components of total nontransaction accounts (sum of Memorandum items 2.a through 2.c must equal item 7, column C, above):
a. Savings deposits:
(1) Money market deposit accounts (MMDAs)	6810	45,013,505	M.2.a.1
(2) Other savings deposits (excludes MMDAs)	0352	6,968,504	M.2.a.2
b. Total time deposits of less than $100,000	6648	6,836,004	M.2.b
c. Total time deposits of $100,000 or more	2604	7,422,936	M.2.C

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-10
FDIC Certificate Number: 00867	21

Schedule RC-E—Continued

Part I. Continued

Memoranda (continued)

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
3. Maturity and repricing data for time deposits of less than $100,000 :
a. Time deposits of less than $100,000 with a remaining maturity or next repricing date of (1,2)
(1) Three months or less	A579	339,930	M.3.a.1
(2) Over three months through 12 months	A580	4,043,173	M.3.a.2
(3) Over one year through three years	A581	2,006,302	M.3.a.3
(4) Over three years	A582	446,598	M.3.a.4
b. Time deposits of less than $100,000 with a REMAINING MATURITY of one year or less (included in Memorandum items 3.a.(1) through 3.a.(4) above)(3)	A241	4,345,158	M.3.b
4. Maturity and repricing data for time deposits of $100,000 or more:
a. Time deposits of $100,000 or more with a remaining maturity or next repricing date of (1,4)
(1) Three months or less	A584	3,305,844	M.4.a.1
(2) Over three months through 12 months	A585	2,366,622	M.4.a.2
(3) Over one year through three years	A586	983,713	M.4.a.3
(4) Over three years	A587	766,757	M.4.a.4
b. Time deposits of $100,000 or more with a REMAINING MATURITY of one year or less (included in Memorandum items 4.a.(1) through 4.a.(4) above)(3)	A242	5,638,495	M.4.b

(1)	Report fixed rate time deposits by remaining maturity and floating rate time deposits by next repricing date.

(2)	Sum of Memorandum items 3.a.(1) through 3.a.(4) must equal Schedule RC-E Memorandum item 2.b.

(3)	Report both fixed and floating rate time deposits by remaining maturity. Exclude floating rate time deposits with a next repricing date of one year or less that have a remaining maturity of over one year.

(4)	Sum of Memorandum items 4.a.(1) through 4.a.(4) must equal Schedule RC-E, Memorandum item 2.c.

Part II. Deposits in Foreign Offices (including Edge and Agreement subsidiaries and IBFs)

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
Deposits of:
1. Individuals, partnerships, and corporations (include all certified and official checks)	B553	6,840,910	1
2. U.S. banks (including IBFs and foreign branches of U.S. banks) and other U.S. depository institutions	B554	0	2
3. Foreign banks (including U.S. branches and agencies of foreign banks, including their IBFs)	2625	85,315	3
4. Foreign governments and official institutions (including foreign central banks)	2650	0	4
5. U.S. Government and states and political subdivisions in the U.S.	B555	0	5
6. Total (sum of items 1 through 5 ) (must equal Schedule RC, item 13.b)	2200	6,926,225	6

Memorandum

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
1. Time deposits with a remaining maturity of one year or less (included in Part II, item 6 above)	A245	6,926,224	M.1

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-11
FDIC Certificate Number: 00867	22

Schedule RC-F—Other Assets

Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou
1. Accrued interest receivable (1)			B556	382,189	1
2. Net deferred tax assets (2)			2148	0	2
3. Interest-only strips receivable (not in the form of a security) (3) on:
a. Mortgage loans			A519	0	3.a
b. Other financial assets			A520	0	3.b
4. Equity securities that DO NOT have readily determinable fair values (4)			1752	497,496	4
5. Other (itemize and describe amounts greater than $25,000 that exceed 25% of this item)			2168	3,139,400	5
TEXT
a. Prepaid Expenses	2166	0			5.a
b. Cash surrender value of life insurance	C009	0			5.b
c. Repossessed personal property (including vehicles)	1578	0			5.c
d. Derivatives with a positive fair value held for purposes other than trading	C010	0			5.d
e. Retained interests in accrued interest receivable related to securitized credit cards	C436	0			5.e
f. 3549	3549	N/A			5.f
g. 3550	3550	N/A			5.g
h. 3551	3551	N/A			5.h
6. Total (sum of items 1 through 5) (must equal Schedule RC, item 11)			2160	4,019,085	6

Schedule RC-G—Other Liabilities

Dollar Amounts in Thousands			RCON	Bil | Mil | Thou
1. a. Interest accrued and unpaid on deposits in domestic offices(5)			3645	50,340	1.a

			RCFD
b. Other expenses accrued and unpaid (includes accrued income taxes payable)			3646	449,422	1.b
2. Net deferred tax liabilities (2)			3049	1,082,622	2
3. Allowance for credit losses on off-balance sheet credit exposures			B557	0	3
4. Other (itemize and describe amounts greater than $25,000 that exceed 25% of this item)			2938	1,026,514	4
TEXT
a. Accounts Payable	3066	256,677			4.a
b. Deferred compensation liabilities	C011	0			4.b
c. Dividends declared but not yet payable	2932	0			4.c
d. Derivatives with a negative fair value held for purposes other than trading	C012	0			4.d
e. 3552	3552	N/A			4.e
f. 3553	3553	N/A			4.f
g. 3554	3554	N/A			4.g
5. Total (sum of items 1 through 4) (must equal Schedule RC, item 20)			2930	2,608,898	5

(1)	Include accrued interest receivable on loans, leases, debt securities, and other interest-bearing assets.

(2)	See discussion of deferred income taxes in Glossary entry on “income taxes.”

(3)	Report interest-only strips receivable in the form of a security as available-for sale securities in Schedule RC, item 2.b, or as trading assets in Schedule RC, item 5, as appropriate.

(4)	Include Federal Reserve stock, Federal Home Loan Bank stock, and bankers’ bank stock.

(5)	For savings banks, includes “dividends” accrued and unpaid on deposits.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-12
FDIC Certificate Number: 00867	23

Schedule RC-H—Selected Balance Sheet Items for Domestic Offices

	Domestic Offices
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
1. Customers’ liability to this bank on acceptances outstanding	2155	12,465	1
2. Bank’s liability on acceptances executed and outstanding	2920	12,465	2
3. Securities purchased under agreements to resell	B989	3,728,753	3
4. Securities sold under agreements to repurchase	B995	8,189,814	4
5. Other borrowed money	3190	13,070,602	5
EITHER
6. Net due from own foreign offices, Edge and Agreement subsidiaries, and IBFs	2163	N/A	6
OR
7. Net due to own foreign offices, Edge and Agreement subsidiaries, and IBFs	2941	8,350,998	7
8. Total assets (excludes net due from foreign offices, Edge and Agreement subsidiaries, and IBFs)	2192	126,288,794	8
9. Total liabilities (excludes net due to foreign offices, Edge and Agreement subsidiaries, and IBFs)	3129	107,234,765	9

In items 10-17 report the amortized (historical) cost of both held-to-maturity and available-for-sale securities in domestic offices.

	RCON	Bil | Mil | Thou
10. U.S. Treasury securities	1039	16,394	10
11. U.S. Government agency obligations (exclude mortgage-backed securities)	1041	1,628,476	11
12. Securities issued by states and political subdivisions in the U.S.	1042	767,673	12
13. Mortgage-backed securities (MBS):
a. Pass-through securities:
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1043	8,112,311	13.a.1
(2) Other pass-through securities	1044	152,573	13.a.2
b. Other mortgage-backed securities (include CMOs, REMICs, and stripped MBS):
(1) Issued or guaranteed by FNMA, FHLMC, or GNMA	1209	3,263,647	13.b.1
(2) All other mortgage-backed securities	1280	1,909,273	13.b.2
14. Other domestic debt securities (include domestic asset-backed securities)	1281	4,944,540	14
15. Foreign debt securities (include foreign asset-backed securities)	1282	3,300	15
16. Investments in mutual funds and other equity securities with readily determinable fair values	A510	163,435	16
17. Total amortized (historical) cost of both held-to-maturity and available-for-sale securities (sum of items 10 through 16)	1374	20,961,622	17
18. Equity securities that do not have readily determinable fair values	1752	497,496	18

Schedule RC-I—Selected Assets and Liabilities of IBFs

To be completed only by banks with IBFs and other “foreign” offices.

Dollar Amounts in Thousands	RCFN	Bil | Mil | Thou
1. Total IBF assets of the consolidated bank (component of Schedule RC, item 12)	2133	0	1
2. Total IBF liabilities (component of Schedule RC, item 21)	2898	30,301	2

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-13
FDIC Certificate Number: 00867	24

Schedule RC-K—Quarterly Averages (1)

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
ASSETS
1. Interest-bearing balances due from depository institutions	3381	23,086	1
2. U.S. Treasury securities and U.S. Government agency obligations (2) (excluding mortgage-backed securities)	B558	1,983,197	2
3. Mortgage-backed securities (2)	B559	13,162,844	3
4. All other securities (2, 3)(includes securities issued by states and political subdivisions in the U.S.)	B560	6,299,021	4
5. Federal funds sold and securities purchased under agreements to resell	3365	3,922,713	5
6. Loans:

	RCON
a. Loans in domestic offices:
(1) Total loans	3360	85,149,664	6.a.1
(2) Loans secured by real estate	3385	47,376,483	6.a.2
(3) Loans to finance agricultural production and other loans to farmers	3386	104,183	6.a.3
(4) Commercial and industrial loans	3387	22,057,653	6.a.4
(5) Loans to individuals for household, family, and other personal expenditures:
(a) Credit cards	B561	0	6.a.5.a
(b) Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B562	13,004,125	6.a.5.b

	RCFN
b. Total loans in foreign offices, Edge and Agreement subsidiaries, and IBFs	3360	0	6.b

	RCFD
7. Trading assets	3401	1,076,028	7
8. Lease financing receivables (net of unearned income)	3484	2,999,982	8
9. Total assets(4)	3368	124,068,496	9

LIABILITIES

	RCON
10. Interest-bearing transaction accounts in domestic offices (NOW accounts, ATS accounts, and telephone and preauthorized transfer accounts) (exclude demand deposits)	3485	1,050,178	10
11. Nontransaction accounts in domestic offices:
a. Savings deposits (includes MMDAs)	B563	46,855,074	11.a
b. Time deposits of $100,000 or more	A514	7,351,844	11.b
c. Time deposits of less than $100,000	A529	6,748,116	11.c

	RCFN
12. Interest-bearing deposits in foreign offices, Edge and Agreement subsidiaries, and IBFs	3404	6,509,053	12

	RCFD
13. Federal funds purchased and securities sold under agreements to repurchase	3353	12,108,872	13
14. Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)	3355	12,528,518	14

(1)	For all items, banks have the option of reporting either (1) an average of DAILY figures for the quarter, or (2) an average of WEEKLY figures (i.e., the Wednesday of each week of the quarter).

(2)	Quarterly averages for all debt securities should be based on amortized cost.

(3)	Quarterly averages for all equity securities should be based on historical cost.

(4)	The quarterly averages for total assets should reflect all debt securities (not held for trading) at amortized cost, equity securities with readily determinable fair values at the lower of cost or fair value, and equity securities without readily determinable fair values at historical cost.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-14
FDIC Certificate Number: 00867	25

Schedule RC-L—Derivatives and Off-Balance Sheet Items

Please read carefully the instructions for the preparation of Schedule RC-L. Some of the amounts reported in Schedule RC-L are regarded as volume indicators and not necessarily as measures of risk.

Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou
1. Unused commitments:
a. Revolving, open-end lines secured by 1-4 family residential properties, e.g., home equity lines			3814	9,730,917	1.a
b. Credit card lines			3815	0	1.b
c. (1) Commitments to fund commercial real estate, construction, and land development loans secured by real estate			3816	3,258,594	1.c.1
(2) Commitments to fund commercial real estate, construction, and land development loans NOT secured by real			6550	920,799	1.c.2
d. Securities underwriting			3817	0	1.d
e. Other unused commitments			3818	49,905,917	1.e
2. Financial standby letters of credit and foreign office guarantees			3819	10,589,985	2
a. Amount of financial standby letters of credit conveyed to others	3820	255,165			2.a
3. Performance standby letters of credit and foreign office guarantees			3821	298,908	3.
a. Amount of performance standby letters of credit conveyed to others	3822	4,866			3.a
4. Commercial and similar letters of credit			3411	164,931	4
5. Participations in acceptances (as described in the instructions) conveyed to others by the reporting bank			3428	0	5
6. Securities lent (including customers’ securities lent where the customer is indemnified against loss by the reporting bank)			3433	0	6
7. Credit derivatives:
a. Notional amount of credit derivatives on which the reporting bank is the guarantor			A534	594,000	7.a
(1) Gross positive fair value			C219	4,117	7.a.1
(2) Gross negative fair value			C220	86	7.a.2
b. Notional amount of credit derivatives on which the reporting bank is the beneficiary			A535	538,000	7.b
(1) Gross positive fair value			C221	571	7.b.1
(2) Gross negative fair value			C222	3,371	7.b.2
8. Spot foreign exchange contracts			8765	761,252	8
9. All other off-balance sheet liabilities (exclude derivatives) (itemize and describe each component of this item over 25% of Schedule RC, item 28, “Total equity capital”)			3430	0	9
TEXT
a. Securities borrowed	3432	0			9.a
b. Commitments to purchase when-issued securities	3434	0			9.b
c. 3555	3555	N/A			9.c
d. 3556	3556	N/A			9.d
e. 3557	3557	N/A			9.e
10. All other off-balance sheet assets (exclude derivatives)(itemize and describe each component of this item over 25% Schedule RC item 28., “Total equity capital”)			5591	0	10
TEXT
a. Commitments to sell when-issued securities	3435	0			10.a
b. 5592	5592	N/A			10.b
c. 5593	5593	N/A			10.c
d. 5594	5594	N/A			10.d
e. 5595	5595	N/A			10.e

			RCFD	Tril | Bil | Mil | Thou
11. Year-to-date merchant credit card sales volume:
a. Sales for which the reporting bank is the acquiring bank			C223	0	11.a
b. Sales for which the reporting bank is the agent bank with risk			C224	0	11.b

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-15
FDIC Certificate Number: 00867	26

Schedule RC-L—Continued

	(Column A) Interest Rate Contracts	(Column B) Foreign Exchange Contracts	(Column C) Equity Derivative Contracts	(Column D) Commodity and Other Contracts
Dollar Amounts in Thousands	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou
Derivatives Position Indicators
12. Gross amounts (e.g., notional amounts) (for each column, sum of items 12.a through 12.e must equal sum of items 13 and 14):	RCFD 8693	RCFD 8694	RCFD 8695	RCFD 8696
a. Futures contracts	2,293,000	0	0	0	12.a
	RCFD 8697	RCFD 8698	RCFD 8699	RCFD 8700
b. Forward contracts	4,388,000	4,107,648	0	0	12.b
c. Exchange-traded option contracts:	RCFD 8701	RCFD 8702	RCFD 8703	RCFD 8704
(1) Written options	750,000	0	0	0	12.c.1
	RCFD 8705	RCFD 8706	RCFD 8707	RCFD 8708
(2) Purchased options	850,000	0	0	0	12.c.2
d. Over-the-counter option contracts:	RCFD 8709	RCFD 8710	RCFD 8711	RCFD 8712
(1) Written options	7,435,845	427,016	1,235,074	0	12.d.1
	RCFD 8713	RCFD 8714	RCFD 8715	RCFD 8716
(2) Purchased options	3,547,584	423,302	1,230,514	0	12.d.2
	RCFD 3450	RCFD 3826	RCFD 8719	RCFD 8720
e. Swaps	60,668,086	165,500	52,280	0	12.e
13. Total gross notional amount of derivative contracts held for trading	RCFD A126 55,019,545	RCFD A127 5,088,927	RCFD 8723 2,517,868	RCFD 8724 0	13
14. Total gross notional amount of derivative contracts held for purposes other than trading	RCFD 8725 24,912,970	RCFD 8726 34,539	RCFD 8727 0	RCFD 8728 0	14
a. Interest rate swaps where the bank has agreed to pay a fixed rate	RCFD A589 6,977,669				14.a
15. Gross fair values of derivative contracts:
a. Contracts held for trading:	RCFD 8733	RCFD 8734	RCFD 8735	RCFD 8736
(1) Gross positive fair value	939,489	88,835	141,505	0	15.a.1
	RCFD 8737	RCFD 8738	RCFD 8739	RCFD 8740
(2) Gross negative fair value	791,359	82,381	27,006	0	15.a.2
b. Contracts held for purposes other than trading:	RCFD 8741	RCFD 8742	RCFD 8743	RCFD 8744
(1) Gross positive fair value	130,713	0	0	0	15.b.1
	RCFD 8745	RCFD 8746	RCFD 8747	RCFD 8748
(2) Gross negative fair value	160,582	3,415	0	0	15.b.2

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-16
FDIC Certificate Number: 00867	27

Schedule RC-M—Memoranda

Dollar Amounts in Thousands			RCFD	Bil | Mil | Thou
1. Extensions of credit by the reporting bank to its executive officers, directors, principal shareholders, and their related interests as of the report date:
a. Aggregate amount of all extensions of credit to all executive officers, directors, principal shareholders, and their related interests			6164	344,190	1.a
b. Number of executive officers, directors, and principal shareholders to whom the amount of all extensions of credit by the reporting bank (including extensions of credit to related interests) equals or exceeds the lesser of $500,000 or 5 percent of total capital as defined for this purpose in agency regulations	6165	Number 9			1.b
2. Intangible assets other than goodwill:
a. Mortgage servicing Assets			3164	477,837	2.a
(1) Estimated fair value of mortgage servicing assets	A590	605,414			2.a.1
b. Purchased credit card relationships and nonmortgage servicing assets			B026	0	2.b
c. All other identifiable intangible assets			5507	139,804	2.c
d. Total (sum of items 2.a, 2.b, and 2.c) (must equal Schedule RC, item 10.b)			0426	617,641	2.d
3. Other real estate owned:
a. Direct and indirect investments in real estate ventures			5372	0	3.a
b. All other real estate owned:			RCON
(1) Construction, land development, and other land in domestic offices			5508	2,214	3.b.1
(2) Farmland in domestic offices			5509	553	3.b.2
(3) 1-4 family residential properties in domestic offices			5510	10,437	3.b.3
(4) Multifamily (5 or more) residential properties in domestic offices			5511	65	3.b.4
(5) Nonfarm nonresidential properties in domestic offices			5512	2,324	3.b.5
			RCFN
(6) In foreign offices			5513	0	3.b.6
			RCFD
c. Total (sum of items 3.a and 3.b) (must equal Schedule RC, item 7)			2150	15,593	3.c
4. Investments in unconsolidated subsidiaries and associated companies:
a. Direct and indirect investments in real estate ventures			5374	0	4.a
b. All other investments in unconsolidated subsidiaries and associated companies			5375	0	4.b
c. Total (sum of items 4.a and 4.b) (must equal Schedule RC, item 8)			2130	0	4.c
5. Other borrowed money:
a. Federal Home Loan Bank advances:
(1) With a remaining maturity of one year or less (1)			2651	4,437	5.a.1
(2) With a remaining maturity of more than one year through three years			B565	703,301	5.a.2
(3) With a remaining maturity of more than three years			B566	7,216,073	5.a.3
b. Other borrowings:
(1) With a remaining maturity of one year or less			B571	945,224	5.b.1
(2) With a remaining maturity of more than one year through three years			B567	3,409,182	5.b.2
(3) With a remaining maturity of more than three years			B568	792,385	5.b.3
c. Total (sum of items 5.a.(1) through 5.b.(3)) (must equal Schedule RC, item 16)			3190	13,070,602	5.c

				YES / NO
6. Does the reporting bank sell private label or third party mutual funds and annuities?			B569	NO	6

			RCFD	Bil | Mil | Thou
7. Assets under the reporting bank’s management in proprietary mutual funds and annuities			B570	0	7
8. Primary Internet Web site address of the bank (home page), if any (example: www.examplebank.com)					8
(TEXT 4087) http://WWW.SUNTRUST.COM

				YES / NO
9. Do any of the bank’s Internet Web sites have transactional capability, i.e., allow the bank’s customers to execute transactions on their accounts through the Web site?			4088	YES	9

(1)	Includes overnight Federal Home Loan Bank advances.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-17
FDIC Certificate Number: 00867	28

Schedule RC-N—Past Due and Nonaccrual Loans, Leases, and Other Assets

		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou	RCON	Bil | Mil | Thou
1. Loans secured by real estate:
a. Construction, land development, and other land loans in domestic offices	2759	86,667	2769	18,554	3492	25,073	1.a
b. Secured by farmland in domestic offices	3493	264	3494	100	3495	437	1.b
c. Secured by 1-4 family residential properties in domestic offices:
(1) Revolving, open-end loans secured by 1-4 family residential properties and extended under lines of credit	5398	18,107	5399	727	5400	5,925	1.c.1
(2) Closed-end loans secured by 1-4 family residential properties:
(a) Secured by first liens	C236	116,350	C237	22,144	C229	57,538	1.c.2.a
(b) Secured by junior liens	C238	12,146	C239	1,631	C230	4,905	1.c.2.b
d. Secured by multifamily (5 or more) residential properties in domestic offices	3499	9,700	3500	553	3501	1,051	1.d
e. Secured by nonfarm nonresidential properties in domestic offices	3502	31,779	3503	1,307	3504	30,565	1.e

	RCFN		RCFN		RCFN
f. In foreign offices	B572	0	B573	0	B574	0	1.f
2. Loans to depository institutions and acceptances of other banks:
	RCFD		RCFD		RCFD
a. To U.S. banks and other U.S. depository institutions	5377	5	5378	293	5379	0	2.a
b. To foreign banks	5380	0	5381	0	5382	0	2.b
3. Loans to finance agricultural production and other loans to farmers	1594	494	1597	85	1583	591	3
4. Commercial and industrial loans:
a. To U.S. addressees (domicile)	1251	130,072	1252	31,856	1253	113,710	4.a
b. To non-U.S. addressees (domicile)	1254	60	1255	57	1256	78	4.b
5. Loans to individuals for household, family, and other personal expenditures:
a. Credit cards	B575	0	B576	0	B577	0	5.a
b. Other (includes single payment, installment, all student loans, and revolving credit plans other than credit cards)	B578	227,069	B579	95,775	B580	21,683	5.b
6. Loans to foreign governments and official institutions	5389	23,051	5390	0	5391	0	6
7. All other loans	5459	47,829	5460	1,159	5461	354	7
8. Lease financing receivables:
a. Of U.S. addressees (domicile)	1257	0	1258	0	1259	0	8.a
b. Of non-U.S. addressees (domicile)	1271	0	1272	0	1791	0	8.b
9. Debt securities and other assets (exclude other real estate owned and other repossessed assets)	3505	0	3506	0	3507	0	9

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-18
FDIC Certificate Number: 00867	29

Schedule RC-N—Continued

Amounts reported in Schedule RC-N, items 1 through 8, above include guaranteed and unguaranteed portions of past due and nonaccrual loans and leases. Report in item 10 below certain guaranteed loans and leases that have already been included in the amounts reported in items 1 through 8.

		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
10. Loans and leases reported in items 1 through 8 above which are wholly or partially guaranteed by the U.S. Government	5612	95,914	5613	95,071	5614	4,745	10
a. Guaranteed portion of loans and leases included in item 10 above	5615	78,283	5616	78,501	5617	3,529	10.a

Memoranda

		(Column A) Past due 30 through 89 days and still accruing		(Column B) Past due 90 days or more and still accruing		(Column C) Nonaccrual
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
1. Restructured loans and leases included in Schedule RC-N, items 1 through 8, above (and not reported in Schedule RC-C, Part I, Memorandum item 1)	1658	0	1659	0	1661	0	M.1
2. Loans to finance commercial real estate, construction, and land development activities (not secured by real estate) included in Schedule RC-N, items 4 and 7, above	6558	7,404	6559	1,379	6560	1,131	M.2
3. Loans secured by real estate to non-U.S. addresses (domicile) (included in Schedule RC-N, item 1, above)	1248	1,337	1249	0	1250	0	M.3
4. Not applicable
5. Loans and leases held for sale (included in Schedule RC-N items 1 through 8 above)	C240	0	C241	0	C226	0	M.5

		(Column A) Past due 30 through 89 days		(Column B) Past due 90 days or more
	RCFD	Bil | Mil | Thou	RCFD	Bil | Mil | Thou
6. Interest rate, foreign exchange rate, and other commodity and equity contracts:
Fair value of amounts carried as assets	3529	0	3530	0	M.6

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-19
FDIC Certificate Number: 00867	30

Schedule RC-O—Other Data for Deposit Insurance and FICO Assessments

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
1. Unposted debits (see instructions):
a. Actual amount of all unposted debits	0030	N/A	1.a
OR
b. Separate amount of unposted debits:
(1) Actual amount of unposted debits to demand deposits	0031	0	1.b.1
(2) Actual amount of unposted debits to time and savings deposits (1)	0032	0	1.b.2
2. Unposted credits (see instructions):
a. Actual amount of all unposted credits	3510	0	2.a
OR
b. Separate amount of unposted credits:
(1) Actual amount of unposted credits to demand deposits	3512	N/A	2.b.1
(2) Actual amount of unposted credits to time and savings deposits (1)	3514	N/A	2.b.2
3. Uninvested trust funds (cash) held in bank’s own trust department (not included in total deposits in domestic offices)	3520	0	3
4. Deposits of consolidated subsidiaries in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions (not included in total deposits):
a. Demand deposits of consolidated subsidiaries	2211	133,063	4.a
b. Time and savings deposits (1) of consolidated subsidiaries	2351	0	4.b
c. Interest accrued and unpaid on deposits of consolidated subsidiaries	5514	0	4.c
5. Deposits in insured branches in Puerto Rico and U.S. territories and possessions:
a. Demand deposits in insured branches (included in Schedule RC-E, Part II)	2229	0	5.a
b. Time and saving deposits (1) in insured branches (included in Schedule RC-E, Part II)	2383	0	5.b
c. Interest accrued and unpaid on deposits in insured branches (included in Schedule RC-G, item 1.b)	5515	0	5.c

6. Reserve balances actually passed through to the Federal Reserve by the reporting bank on behalf of its respondent depository institutions that are also reflected as deposit liabilities of the reporting bank:

a. Amount reflected in demand deposits (included in Schedule RC-E, Part I, Item 7 column B)	2314	0	6.a
b. Amount reflected in time and savings deposits (1) (include RC-E, Part I, Item 7, column A or C, but not column B)	2315	0	6.b
7. Unamortized premiums and discounts on time and savings deposits: (1, 2)
a. Unamortized premiums	5516	0	7.a
b. Unamortized discounts	5517	25,584	7.b
8. To be completed by banks with “Oakar deposits”.

a. Deposits purchased or acquired from other FDIC-insured institutions during the quarter (exclude deposits purchased or acquired from foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions):

(1) Total deposits purchased or acquired from other FDIC-insured institutions during the quarter	A531	0	8.a.1
(2) Amount of purchased or acquired deposits reported in item 8.a.(1) above attributable to a secondary fund (i.e., BIF members report deposits attributable to SAIF; SAIF members report deposits attributable to BIF)	A532	0	8.a.2
b. Total deposits sold or transferred to other FDIC-insured institutions during the quarter (exclude sales or transfers by the reporting bank of deposits in foreign offices other than insured branches in Puerto Rico and U.S. territories and possessions)	A533	0	8.b

(1)	For FDIC and FICO insurance assessment purposes, “time and savings deposits” consists of nontransaction accounts and all transaction accounts other than demand deposits.

(2)	Exclude core deposit intangibles.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-20
FDIC Certificate Number: 00867	31

Schedule RC-O—Continued

Dollar Amounts in Thousands	RCON	Bil | Mil | Thou
9. Deposits in lifeline	5596		9
10. Benefit-responsive “Depository Institution Investment Contracts” (included in total deposits in domestic offices)	8432	0	10
11. Adjustments to demand deposits in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions reported in Schedule RC-E for certain reciprocal demand balances:
a. Amount by which demand deposits would be reduced if the reporting bank’s reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions that were reported on a gross basis in Schedule RC-E had been reported on a net basis	8785	0	11.a
b. Amount by which demand deposits would be increased if the reporting bank’s reciprocal demand balances with foreign banks and foreign offices of other U.S. banks (other than insured branches in Puerto Rico and U.S. territories and possessions) that were reported on a net basis in Schedule RC-E had been reported on a gross basis	A181	0	11.b
c. Amount by which demand deposits would be reduced if cash items in process of collection were included in the calculation of the reporting bank’s net reciprocal demand balances with the domestic offices of U.S. banks and savings associations and insured branches in Puerto Rico and U.S. territories and possessions in Schedule RC-E	A182	0	11.c

12. Amount of assets netted against deposit liabilities in domestic offices and in insured branches in Puerto Rico and U.S. territories and possessions on the balance sheet (Schedule RC) in accordance with generally accepted accounting principles (exclude amounts related to reciprocal demand balances):

a. Amount of assets netted against demand deposits	A527	0	12.a
b. Amount of assets netted against time and savings deposits	A528	0	12.b

Memoranda (to be completed each quarter except as noted)

Dollar Amounts in Thousands			RCON	Bil | Mil | Thou

1. Total deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (sum of Memorandum items 1.a.(1) and 1.b.(1) must equal the sum of Schedule RC, item 13.a, and Schedule RC-O, items 5.a and 5.b):

a. Deposit accounts of $100,000 or less:
(1) Amount of deposit accounts of $100,0000 or less			2702	45,069,080	M.1.a 1
(2) Number of deposit accounts of $100,000 or less		Number
(to be completed for the June report only)	3779	N/A			M.1.a 2
b. Deposit accounts of more than $100,000:
(1) Amount of deposit accounts of more than $100,000			2710	33,469,157	M.1.b 1
		Number
(2) Number of deposit accounts of more than $100,000	2722	107,239			M.1.b 2
2. Memorandum item 2 is to be completed by all banks.
Estimated amount of uninsured deposits in domestic offices of the bank and in insured branches in Puerto Rico and U.S. territories and possessions (see instructions)			5597	19,151,859	M.2

3. Has the reporting institution been consolidated with a parent bank or savings association in that parent bank’s or parent savings association’s Call Report or Thrift Financial Report ?

If so, report the legal title and FDIC Certificate Number of the parent bank or parent savings association:

Text			RCON	FDIC Cert No.
A545 N/A			A545	N/A	M.3

(1)	The dollar amounts used as the basis for reporting in Memoranda items 1.a and 1.b reflect the deposit insurance limits in effect on the report date.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-21
FDIC Certificate Number: 00867	32

Schedule RC-R—Regulatory Capital

	Dollar Amounts in Thousands		RCFD	Bil | Mil | Thou
	Tier 1 capital
	1. Total equity capital (from Schedule RC, item 28)		3210	9,735,431	1
	2. LESS: Net unrealized gains (losses) on available-for-sale securities (1) (if a gain, report as a positive value; if a loss, report as a negative value)		8434	717,559	2
	3. LESS: Net unrealized loss on available-for-sale EQUITY securities (1) (report loss as a positive value)		A221	0	3
	4. LESS: Accumulated net gains (losses) on cash flow hedges (1) (if a gain, report as a positive value; if a loss, report as a negative value)		4336	(4,497)	4
	5. LESS: Nonqualifying perpetual preferred stock		B588	0	5
	6. Qualifying minority interests in consolidated subsidiaries		B589	967,600	6
	7. LESS: Disallowed goodwill and other disallowed intangible assets		B590	1,026,209	7
	8. Subtotal (sum of items 1 and 6, less items 2, 3, 4, 5, and 7)		C227	8,963,760	8
	9.a. LESS: Disallowed servicing assets and purchased credit card relationships		B591	0	9.a
	b. LESS: Disallowed deferred tax assets		5610	0	9.b
	10. Other additions to (deductions from) Tier 1 capital		B592	0	10
	11. Tier 1 capital (sum of items 8 and 10, less items 9.a and 9.b)		8274	8,963,760	11

	Tier 2 Capital
	12. Qualifying subordinated debt and redeemable preferred stock		5306	1,679,739	12
	13. Cumulative perpetual preferred stock includible in Tier 2 capital		B593	0	13
	14. Allowance for loan and lease losses includible in Tier 2 capital		5310	887,706	14
	15. Unrealized gains on available-for-sale equity securities includible in Tier 2 capital		2221	457,302	15
	16. Other Tier 2 capital components		B594	0	16
	17. Tier 2 capital (sum of items 12 through 16)		5311	3,024,747	17
	18. Allowable Tier 2 capital (lesser of item 11 or 17)		8275	3,024,747	18
	19. Tier 3 capital allocated for market risk		1395	0	19
	20. LESS: Deductions for total risk-based capital		B595	0	20
	21. Total risk-based capital (sum of items 11,18, and 19, less item 20)		3792	11,988,507	21

	Total assets for leverage ratio
	22. Average total assets (from Schedule RC-K, item 9)		3368	124,068,496	22
	23. LESS: Disallowed goodwill and other disallowed intangible assets (from item 7 above)		B590	1,026,209	23
	24. LESS: Disallowed servicing assets and purchased credit card relationships (from item 9.a above)		B591	0	24
	25. LESS: Disallowed deferred tax assets (from item 9.b above)		5610	0	25
	26. LESS: Other deductions from assets for leverage capital purposes		B596	0	26
	27. Average total assets for leverage capital purposes (item 22 less items 23 through 26)		A224	123,042,287	27

	Adjustments for financial subsidiaries
	28. a. Adjustment to Tier 1 capital reported in item 11		C228	0	28.a
	b. Adjustment to total risk-based capital reported in item 21		B503	0	28.b
	29. Adjustment to risk-weighted assets reported in item 62		B504	0	29
	30. Adjustment to average total assets reported in item 27		B505	0	30

	Capital Ratios
	(Column B is to be completed by all banks. Column A is to be completed by banks with financial subsidiaries)

	RCFD	(Column A) Percentage	RCFD	(Column B) Percentage
31. Tier 1 leverage ratio (2)	7273	N/A	7204	7.29%	31
32. Tier 1 risk-based capital ratio (3)	7274	N/A	7206	7.88%	32
33. Total risk-based capital ratio (4)	7275	N/A	7205	10.54%	33

(1)	Report amount included in Schedule RC, item 26.b, “Accumulated other comprehensive income.”

(2)	The ratio for column B is item 11 divided by item 27. The ratio for column A is item 11 minus item 28.a divided by (item 27 minus item 30).

(3)	The ratio for column B is item 11 divided by item 62. The ratio for column A is item 11 minus item 28.a divided by (item 62 minus item 29).

(4)	The ratio for column B is item 21 divided by item 62. The ratio for column A is item 21 minus item 28.b divided by (item 62 minus item 29).

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-22
FDIC Certificate Number: 00867	33

Schedule RC-R—Continued

Banks are not required to risk-weight each on-balance sheet asset and the credit equivalent amount of each off-balance sheet item that qualifies for a risk weight of less than 100 percent (50 percent for derivatives) at its lower risk rate. When completing items 34 through 54 of Schedule RC-R, each bank should decide for itself how detailed a risk-weight analysis it wishes to perform. In other words, a bank can choose from among its assets and off-balance sheet items that have a risk weight of less than 100 percent which ones to risk-weight at an appropriate lower risk, or it can simply risk-weight some or all of these items at a 100 percent risk weight (50 percent for derivatives).

	(Column A) Totals (from Schedule RC)	(Column B) Items Not Subject to Risk-Weighting	(Column C)	(Column D)	(Column E)	(Column F)
			Allocation by Risk Weight Category
			0%	20%	50%	100%
Dollar Amounts in Thousands	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Balance Sheet Asset Categories
34. Cash and balances due from depository institutions (Column A equals the sum of Schedule RC, items 1.a and 1.b)	RCFD 0010 3,670,423		RCFD B600 993,323	RCFD B601 2,677,100		RCFD B602 0	34

	RCFD 1754	RCFD B603	RCFD B604	RCFD B605	RCFD B606	RCFD B607
35. Held-to-maturity securities	0	0	0	0	0	0	35
	RCFD 1773	RCFD B608	RCFD B609	RCFD B610	RCFD B611	RCFD B612
36. Available-for-sale securities	22,069,096	611,260	136,888	16,916,208	2,416,776	1,987,964	36
37. Federal funds sold and securities purchased under agreements to resell	RCFD C225 4,125,928		RCFD C063 126,734	RCFD C064 3,999,194		RCFD B520 0	37

	RCFD 5369	RCFD B617	RCFD B618	RCFD B619	RCFD B620	RCFD B621
38. Loans and leases held for sale	4,602,916	0	0	505,095	4,097,821	0	38
	RCFD B528	RCFD B622	RCFD B623	RCFD B624	RCFD B625	RCFD B626
39. Loans and leases, net of unearned income	84,567,508	0	68,583	2,506,614	21,803,882	60,188,429	39
	RCFD 3123	RCFD 3123
40. LESS: Allowance for loan and lease losses	887,706	887,706					40
	RCFD 3545	RCFD B627	RCFD B628	RCFD B629	RCFD B630	RCFD B631
41. Trading assets	1,203,501	1,203,501	0	0	0	0	41
	RCFD B639	RCFD B640	RCFD B641	RCFD B642	RCFD B643	RCFD 5339
42. All other assets (1)	6,937,128	1,026,209	98,005	425,910	0	5,387,004	42
	RCFD 2170	RCFD B644	RCFD 5320	RCFD 5327	RCFD 5334	RCFD 5340
43. Total assets (sum of items 34 through	126,288,794	1,953,264	1,423,533	27,030,121	28,318,479	67,563,397	43

(1)	Includes premises and fixed assets, other real estate owned, investments in unconsolidated subsidiaries and associated companies, customers’ liability on acceptances outstanding, intangible assets, and other assets.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-23
FDIC Certificate Number: 00867	34

Schedule RC-R—Continued

	(Column A) Face Value or Notional Amount	Credit Conversion Factor	(Column B) Credit Equivalent Amount (1)	(Column C)	(Column D)	(Column E)	(Column F)
				Allocation by Risk Weight Category
				0%	20%	50%	100%
Dollar Amounts in Thousands	Bil | Mil | Thou		Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Derivatives and Off-Balance Sheet Items	RCFD B546	See footnote 2	RCFD B547	RCFD B548	RCFD B581	RCFD B582	RCFD B583
44. Financial standby letters of credit	10,589,985	1.000	10,589,985	11,412	255,165	0	10,323,408	44
45. Performance standby letters of credit	RCFD 3821		RCFD B650	RCFD B651	RCFD B652	RCFD B653	RCFD B654
	298,908.50		149,454	0	2,433	0	147,021	45
46. Commercial and similar letters of credit	RCFD 3411		RCFD B655	RCFD B656	RCFD B657	RCFD B658	RCFD B659
	164,931.20		32,986	0	0	0	32,986	46
47. Risk participations in bankers acceptances acquired by the reporting institution	RCFD 3429 0	1.00	RCFD B660 0	RCFD B661 0	RCFD B662 0		RCFD B663 0	47
	RCFD 3433		RCFD B664	RCFD B665	RCFD B666	RCFD B667	RCFD B668
48. Securities lent	0	1.00	0	0	0	0	0	48
49. Retained recourse on small business obligations sold with recourse	RCFD A250 0	1.00	RCFD B669 0	RCFD B670 0	RCFD B671 0	RCFD B672 0	RCFD B673 0	49
50. Recourse and direct credit substitutes (other than financial standby letters of credit) subject to the low-level exposure rule and residual interests subject to a dollar-for-dollar capital requirement	RCFD B541 6,426	* Below 12.500	RCFD B542 80,325				RCFD B543 80,325	50
51. All other financial assets sold with recourse	RCFD B675		RCFD B676	RCFD B677	RCFD B678	RCFD B679	RCFD B680
	172,564	1.00	172,564	0	38,425	32,451	101,688	51
52. All other off-balance sheet liabilities	RCFD B681		RCFD B682	RCFD B683	RCFD B684	RCFD B685	RCFD B686
	0	1.00	0	0	0	0	0	52
53. Unused commitments with an original maturity exceeding one year	RCFD 3833		RCFD B687	RCFD B688	RCFD B689	RCFD B690	RCFD B691
	28,247,536.50		14,123,768	0	68,175	0	14,055,593	53
			RCFD A167	RCFD B693	RCFD B694	RCFD B695
54. Derivative contracts			1,945,717	0	0	1,945,717		54

(1)	Column A multiplied by credit conversion factor.

(2)	For financial standby letters of credit to which the low-level exposure rule applies, use a credit conversion factor of 12.5 or an institution-specific factor. For other financial standby letters of credit, use a credit conversion factor of 1.00. See instructions for further information.

(3)	Or institution specific factor. (Entering an ‘M’ allows for data entry in Column B.)

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-24
FDIC Certificate Number: 00867	35

Schedule RC-R—Continued

	(Column C)	(Column D)	(Column E)	(Column F)
	Allocation by Risk Weight Category
	0%	20%	50%	100%
Dollar Amounts in Thousands	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Totals
55. Total assets, derivatives, and off-balance sheet items by risk weight category	RCFD B696	RCFD B697	RCFD B698	RCFD B699
(for each column, sum of items 43 through 54)	1,434,945	27,394,319	30,296,647	92,304,418	55
56. Risk weight factor	*0%	* 20%	* 50%	* 100%	56
57. Risk-weighted assets by risk weight category (for each column, item 55 multiplied by item 56)	RCFD B700	RCFD B701	RCFD B702	RCFD B703
	0	5,478,864	15,148,324	92,304,418	57
				RCFD 1651
58. Market risk equivalent assets				787,646	58
59. Risk-weighted assets before deductions for excess allowance for loan and lease losses and allocated transfer risk reserve (sum of item 57, columns C through F, and item 58)				RCFD B704
				113,719,252	59
				RCFD A222
60. LESS: Excess allowance for loan and lease losses				0	60
				RCFD 3128
61. LESS: Allocated transfer risk reserve				0	61
				RCFD A223
62. Total risk-weighted assets (item 59 minus items 60 and 61)				113,719,252	62

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Current credit exposure across all derivative contracts covered by the risk-based capital standards	8764	1,300,542	M.1

		With a remaining maturity of
		(Column A) One year or less		(Column B) Over one year through five years		(Column C) Over five years
	RCFD	Tril | Bil | Mil | Thou	RCFD	Tril | Bil | Mil | Thou	RCFD	Tril | Bil | Mil | Thou
2. Notional principal amounts of derivative contracts: (1)
a. Interest rate contracts	3809	14,982,283	8766	32,337,534	8767	22,133,853	M.2.a
b. Foreign exchange contracts	3812	3,596,503	8769	518,977	8770	61,247	M.2.b
c. Gold contracts	8771	0	8772	0	8773	0	M.2.c
d. Other precious metals contracts	8774	0	8775	0	8776	0	M.2.d
e. Other commodity	8777	0	8778	0	8779	0	M.2.e
f. Equity derivative contracts	A000	652,917	A001	629,877	A002	0	M.2.f

(1)	Exclude foreign exchange contracts with an original maturity of 14 days or less and all futures contracts.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-25
FDIC Certificate Number: 00867	36

Schedule RC-S—Servicing, Securitization and Asset Sale Activities

Dollar Amounts in Thousands	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Bank Securitization Activities
1. Outstanding principal balance of assets sold and securitized by the reporting bank with servicing retained or with recourse or other seller-provided credit enhancements	RCFD B705 57,407,298	RCFD B706 0	RCFD B707 0	RCFD B708 0	RCFD B709 38,425	RCFD B710 0	RCFD B711 0	1
2. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to structures reported in item 1 in the form of:
a. Retained interest-only strips (included in Schedules RC-B or RC-F or in Schedule RC, item	RCFD B712 0	RCFD B713 0	RCFD B714 0	RCFD B715 0	RCFD B716 0	RCFD B717 0	RCFD B718 0	2.a
b. Subordinated securities and other residual	RCFD C393 0	RCFD C394 0	RCFD C395 0	RCFD C396 0	RCFD C397 0	RCFD C398 0	RCFD C399 0	2.b
c. Standby letters of credit and other	RCFD C400 37,404	RCFD C401 0	RCFD C402 0	RCFD C403 0	RCFD C404 0	RCFD C405 0	RCFD C406 0	2.c
3. Reporting bank’s unused commitments to provide liquidity to structures reported in item 1	RCFD B726 0	RCFD B727 0	RCFD B728 0	RCFD B729 0	RCFD B730 0	RCFD B731 0	RCFD B732 0	3
4. Past due loan amounts included in item 1:	RCFD B733	RCFD B734	RCFD B735	RCFD B736	RCFD B737	RCFD B738	RCFD B739
a. 30-89 days past due	125,926	0	0	0	2,308	0	0	4.a
b. 90 days or more past due	RCFD B740 215,729	RCFD B741 0	RCFD B742 0	RCFD B743 0	RCFD B744 2,766	RCFD B745 0	RCFD B746 0	4.b
5. Charge-offs and recoveries on assets sold and securitized with servicing retained or with recourse or other seller-provided credit enhancements (calendar year-to-date):	RIAD B747	RIAD B748	RIAD B749	RIAD B750	RIAD B751	RIAD B752	RIAD B753
a. Charge-offs	1,170	0	0	0	0	0	0	5.a
b. Recoveries	RIAD B754 1,029	RIAD B755 0	RIAD B756 0	RIAD B757 0	RIAD B758 0	RIAD B759 0	RIAD B760 0	5.b

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-26
FDIC Certificate Number: 00867	37

Schedule RC-S—Continued

Dollar Amounts in Thousands	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
6. Amount of ownership (or seller’s) interest carried as:		RCFD B761	RCFD B762			RCFD B763
a. Securities (included in RC-B or RC, item 5)		0	0			0		6.a
b. Loans (included in Schedule RC-C)		RCFD B500 0	RCFD B501 0			RCFD B502 0		6.b
7. Past due loan amounts included in interests reported in item 6.a:		RCFD B764	RCFD B765			RCFD B766
a. 30-89 days past due		0	0			0		7.a
b. 90 days or more past due		RCFD B767 0	RCFD B768 0			RCFD B769 0		7.b
8. Charge-offs and recoveries on loan amounts included in interests reported in item 6.a (calendar year-to-date):		RIAD B770	RIAD B771			RIAD B772
a. Charge-offs		0	0			0		8.a
b. Recoveries		RIAD B773 0	RIAD B774 0			RIAD B775 0		8.b
For Securitization Facilities Sponsored By or Otherwise Established By Other Institutions
9. Maximum amount of credit exposure arising from credit enhancements provided by the reporting bank to other institutions’ securitization structures in the form of standby letters of credit, purchased subordinated securities, and other enhancements	RCFD B776 0	RCFD B777 0	RCFD B778 0	RCFD B779 0	RCFD B780 0	RCFD B781 0	RCFD B782 0	9
10. Reporting bank’s unused commitments to provide liquidity to other institutions’ securitization structures	RCFD B783 0	RCFD B784 0	RCFD B785 0	RCFD B786 0	RCFD B787 0	RCFD B788 0	RCFD B789 0	10

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-27
FDIC Certificate Number: 00867	38

Schedule RC-S—Continued

	(Column A) 1-4 Family Residential Loans	(Column B) Home Equity Lines	(Column C) Credit Card Receivables	(Column D) Auto Loans	(Column E) Other Consumer Loans	(Column F) Commercial and Industrial Loans	(Column G) All Other Loans and All Leases
Dollar Amounts in Thousands	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou	Bil | Mil | Thou
Bank Asset Sales
11. Assets sold with recourse or other seller-provided credit enhancements and not securitized by the reporting bank	RCFD B790 0	RCFD B791 0	RCFD B792 0	RCFD B793 0	RCFD B794 0	RCFD B795 0	RCFD B796 0	11
12. Maximum amount of credit exposure arising from recourse or other seller-provided credit enhancements provided to assets reported in item 11	RCFD B797 0	RCFD B798 0	RCFD B799 0	RCFD B800 0	RCFD B801 0	RCFD B802 0	RCFD B803 0	12

Memoranda

Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Small Business obligations transferred with recourse under Section 208 of the Riegle Community Development and Regulatory Improvement Act of 1994:
a. Outstanding principal balance	A249	0	M.1.a
b. Amount of retained recourse on these obligations as of the report date	A250	0	M.1.b
2. Outstanding principal balance of assets serviced for others:
a. 1-4 family residential mortgages serviced with recourse or other servicer-provided credit enhancements	B804	133,453	M.2.a
b. 1-4 family residential mortgages serviced with no recourse or other servicer-provided credit enhancements	B805	74,374,181	M.2.b
c. Other financial assets (1)	A591	38,425	M.2.c
3. Asset-backed commercial paper conduits:
a. Maximum amount of credit exposure arising from credit enhancements provided to conduit structures in the form of standby letters of credit, subordinated securities, and other enhancements:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B806	468,465	M.3.a.1
(2) Conduits sponsored by other unrelated institutions	B807	0	M.3.a.2
b. Unused commitments to provide liquidity to conduit structures:
(1) Conduits sponsored by the bank, a bank affiliate, or the bank’s holding company	B808	5,088,097	M.3.b.1
(2) Conduits sponsored by other unrelated institutions	B809	0	M.3.b.2
4. Outstanding credit card fees and finance charges included in Schedule RC-S, item 1, column C (2)	C407	0	M.4

(1)	Memorandum item 2.c is to be completed if the principal balance of other financial assets serviced for others is more than $10 million.

(2)	Memorandum item 4 is to be completed by banks that (1) together with affiliated institutions, have outstanding credit card receivables (as defined in the instructions) that exceed $500 million as of the report date or (2) are credit card specialty banks as defined for Uniform Bank Performance Report purposes.

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	Page RC-28
FDIC Certificate Number: 00867	39

Schedule RC-T—Fiduciary and Related Services

Items 12 through 23 and Memorandum item 4 will not be made available to the public on an individual institution basis.

	RCFD	YES /NO
1. Does the institution have fiduciary powers? (If “NO”, do not complete Schedule RC-T.)	A345	YES	1

	RCFD	YES /NO
2. Does the institution exercise the fiduciary powers it has been granted?	A346	YES	2

	RCFD	YES /NO
3. Does the institution have any fiduciary or related activity (in the form of assets or accounts)?	B867	YES	3
(If “NO,” do not complete the rest of Schedule RC-T.)

If the answer to item 3 is “YES”, complete the applicable items of Schedule RC-T, as follows:

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $250 million (as of the preceding December 31) or with gross fiduciary and related services income greater than 10% of revenue (net interest income plus noninterest income) for the preceeding calendar year must complete:

•	Items 4 through 19.a quarterly,

•	Items 20 through 23 annually with the December report, and

•	Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) greater than $100 million but less than or equal to $250 million (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

•	Items 4 through 23 annually with the December report, and

•	Memorandum items 1 through 4 annually with the December report.

Institutions with total fiduciary assets (item 9, sum of columns A and B) of $100 million or less (as of the preceding December 31) that do not meet the fiduciary income test for quarterly reporting must complete:

•	Items 4 through 11 annually with the December report, and

•	Memorandum items 1 through 3 annually with the December report.

	(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
Dollar Amounts in Thousands	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou
FIDUCIARY AND RELATED ASSETS	RCFD B868	RCFD B869	RCFD B870	RCFD B871
4. Personal trust and agency accounts	26,399,057	2,396,205	21,384	1,169	4
5. Retirement related trust and agency accounts:	RCFD B872	RCFD B873	RCFD B874	RCFD B875
a. Employee benefit-defined contribution	574,306	6,555,951	219	1,059	5.a
	RCFD B876	RCFD B877	RCFD B878	RCFD B879
b. Employee benefit-defined benefit	4,425,921	8,446,877	433	471	5.b
	RCFD B880	RCFD B881	RCFD B882	RCFD B883
c. Other retirement accounts	2,346,031	1,546,883	2,942	607	5.c
	RCFD B884	RCFD B885	RCFD C001	RCFD C002
6. Corporate trust and agency accounts	34,812	16,572,063	8,073	576	6
	RCFD B886		RCFD B888
7. Inventment management agency accounts	17,934,016		8,073		7
	RCFD B890	RCFD B891	RCFD B892	RCFD B893
8. Other fiduciary accounts	0	90,985	0	214	8

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-29
FDIC Certificate Number: 00867	40

Schedule RC-T—Continued

	(Column A) Managed Assets	(Column B) Non-Managed Assets	(Column C) Number of Managed Accounts	(Column D) Number of Non-Managed Accounts
Dollar Amounts in Thousands	Tril | Bil | Mil | Thou	Tril | Bil | Mil | Thou
FIDUCIARY AND RELATED ASSETS-Continued
9. Total fiduciary accounts	RCFD B894	RCFD B895	RCFD B896	RCFD B897
(sum of items 4 through 8)	51,714,143	35,608,964	41,124	4,096	9
		RCFD B898		RCFD B899
10. Custody and safekeeping accounts		50,214,764		5,237	10
11. Fiduciary accounts held in foreign	RCFN B900	RCFN B901	RCFN B902	RCFN B903
offices (included in items 9 and	0	0	0	0	11

Dollar Amounts in Thousands			RIAD	Bil | Mil | Thou
FIDUCIARY AND RELATED SERVICES INCOME
12. Personal trust and agency accounts			B904	162,812	12
13. Retirement related trust and agency accounts:
a. Employee benefit—defined contribution			B905	28,798	13.a
b. Employee benefit—defined benefit			B906	22,311	13.b
c. Other retirement accounts			B907	18,810	13.c
14. Corporate trust and agency accounts			A479	24,340	14
15. Investment management agency accounts			B908	65,149	15
16. Other fiduciary accounts			A480	1,388	16
17. Custody and safekeeping accounts			B909	16,090	17
18. Other fiduciary and related services income			B910	0	18
19. Total gross fiduciary and related services income (sum of items 12 through 18)
(must equal Schedule RI, item 5.a)			4070	339,698	19
a. Fiduciary and related services income-foreign offices (included in item	B912	0			19.a
20. Less: Expenses			C058	N/A	20
21. Less: Net losses from fiduciary and related services			A488	N/A	21
22. Plus: Intracompany income credits for fiduciary and related services			B911	N/A	22
23. Net fiduciary and related services income			A491	N/A	23

Memoranda

Managed Assets
Dollar Amounts in Thousands	RCFD	Bil | Mil | Thou
1. Managed assets held in personal trust and agency accounts:
a. Non interest-bearing deposits	B913	N/A	M.1.a
b. Interest-bearing deposits	B914	N/A	M.1.b
c. U.S. Treasury and U.S. Government agency obligations	B915	N/A	M.1.c
d. State, county and municipal obligations	B916	N/A	M.1.d
e. Money market mutual funds	B917	N/A	M.1.e
f. Other short-term obligations	B918	N/A	M.1.f
g. Other notes and bonds	B919	N/A	M.1.g
h. Common and preferred stocks	B920	N/A	M.1.h
i. Real estate mortgages	B921	N/A	M.1.i
j. Real estate	B922	N/A	M.1.j
k. Miscellaneous assets	B923	N/A	M.1.k
l. Total managed assets held in personal trust and agency accounts (sum of Memorandum items 1.a through 1.k) (must equal Schedule RC-T, item 4, column A)	B868	N/A	M.1.l

SUNTRUST BANK	FFIEC 031
Legal Title of Bank	RC-30
FDIC Certificate Number: 00867	41

Schedule RC-T—Continued

Memoranda—Continued

				(Column A) Number of Issues		(Column B) Principal Amt Outstanding
Dollar Amounts in Thousands			RCFD			Tril | Bil | Mil | Thou
2. Corporate trust and agency accounts:						RCFD B928
a. Corporate and municipal trusteeships			B927	N/A		N/A	M.2.a
b. Transfer agent, registrar, paying agent, and other corporate agency			B929	N/A			M.2.b

				(Column A) Number of Funds		(Column B) Market Value of Fund Assets
Dollar Amounts in Thousands			RCFD		RCFD	Bil | Mil | Thou
3. Collective investment funds and common trust funds:
a. Domestic equity			B931	N/A	B932	N/A	M.3.a
b. International/Global equity			B933	N/A	B934	N/A	M.3.b
c. Stock/Bond blend			B935	N/A	B936	N/A	M.3.c
d. Taxable bond			B937	N/A	B938	N/A	M.3.d
e. Municipal bond			B939	N/A	B940	N/A	M.3.e
f. Short term investments/Money market			B941	N/A	B942	N/A	M.3.f
g. Specialty/Other			B943	N/A	B944	N/A	M.3.g
h. Total collective investment funds (sum of Memorandum items 3.a through 3.g)			B945	N/A	B946	N/A	M.3.h

		(Column A) Gross Losses Managed Accounts		(Column B) Gross Losses Non-Managed Accounts		(Column C) Recoveries
Dollar Amounts in Thousands	RIAD	Mil | Thou	RIAD	Mil | Thou	RIAD	Mil | Thou
4. Fiduciary settlements, surcharges and other losses:
a. Personal trust and agency accounts	B947	N/A	B948	N/A	B949	N/A	M.4.a
b. Retirement related trust and agency accounts	B950	N/A	B951	N/A	B952	N/A	M.4.b
c. Investment management agency accounts	B953	N/A	B954	N/A	B955	N/A	M.4.c
d. Other fiduciary accounts and related services	B956	N/A	B957	N/A	B958	N/A	M.4.d
e. Total fiduciary settlements, surcharges, and other losses (sum of Memorandum items 4.a through 4.d) (sum of columns A and B minus column C must equal Schedule RC-T, item 21)	B959	N/A	B960	N/A	B961	N/A	M.4.e

Person to whom questions about Schedule RC-T—Fiduciary and Related Services should be directed:

Kathryn Vest
Name and Title (TEXT B962)

Kathryn.Vest@SunTrust.com
E-mail Address (TEXT B926)

(804) 782-5606
Telephone: Area code/phone number/extension (TEXT B963)	FAX: Area code/phone number (TEXT B964)

FDIC Certificate Number: 00867	FFIEC 031
Page RC-31
42

Optional Narrative Statement Concerning the Amounts

Reported in the Reports of Condition and Income

The management of the reporting bank may, if it wishes, submit a brief narrative statement on the amounts reported in the Reports of Condition and Income. This optional statement will be made available to the public, along with the publicly available data in the Reports of Condition and Income, in response to any request for individual bank report data. However, the information reported in Schedule RC-T, items 12 through 23 and Memorandum item 4, is regarded as confidential and will not be released to the public. BANKS CHOOSING TO SUBMIT THE NARRATIVE STATEMENT SHOULD ENSURE THAT THE STATEMENT DOES NOT CONTAIN THE NAMES OR OTHER IDENTIFICATIONS OF INDIVIDUAL BANK CUSTOMERS, REFERENCES TO THE AMOUNTS REPORTED IN THE CONFIDENTIAL ITEMS IN SCHEDULE RC-T, OR ANY OTHER INFORMATION THAT THEY ARE NOT WILLING TO HAVE MADE PUBLIC OR THAT WOULD COMPROMISE THE PRIVACY OF THEIR CUSTOMERS. Banks choosing not to make a statement may check the “No comment” box below and should make no entries of any kind in the space provided for the narrative statement; I.e., DO NOT enter in this space such phrases as “No statement,” “Not applicable,” “N/A,” “No comment,” and “None.”

The optional statement must be entered on this sheet. The statement should not exceed 100 words. Further, regardless of the number of words, the statement must not exceed 750 characters, including punctuation, indentation, and standard spacing between words and sentences. If any submission should exceed 750 characters, as defined, it will be truncated at 750 characters with no notice to the submitting bank and the truncated statement will appear as the bank’s statement both on agency computerized records and in computer-file releases to the public.

All information furnished by the bank in the narrative statement must be accurate and not misleading. Appropriate efforts shall be taken by the submitting bank to ensure the statement’s accuracy. The statement must be signed, in the space provided below, by a senior officer of the bank who thereby attests to its accuracy.

If, subsequent to the original submission, material changes are submitted for the data reported in the Reports of Condition and Income, the existing narrative statement will be deleted from the files, and from disclosure; the bank, at its option, may replace it with a statement, under signature, appropriate to the amended data.

The optional narrative statement will appear in agency records and in release to the public exactly as submitted (or amended as described in the preceding paragraph) by the management of the bank (except for the trucnation of the statements exceeding the 750-character limit described above.) THE STATEMENT WILL NOT BE EDITED OR SCREENED IN ANY WAY BY THE SUPERVISORY AGENCIES FOR ACCURACY OR RELEVANCE. DISCLOSURE OF THE STATEMENT SHALL NOT SIGNIFY THAT ANY FEDERAL SUPERVISORY AGENCY HAS VERIFIED OR CONFIRMED THE ACCURACY OF THE INFORMATION CONTAINED THEREIN. A STATEMENT TO THIS EFFECT WILL APPEAR ON ANY PUBLIC RELEASE OF THE OPTIONAL STATEMENT SUBMITTED BY THE MANAGEMENT OF THE REPORTING BANK.

X = NO COMMENT Y = COMMENT	X	(RCON 6979)

BANK MANAGEMENT STATEMENT (please type or print clearly):

TEXT

6980

43

THIS PAGE IS TO BE COMPLETED BY ALL BANKS

NAME AND ADDRESS OF BANK	OMB No. For OCC: 1557-0081 OMB No. For FDIC: 3064-0052 OMB No. For Federal Reserve: 7100-0036 Expiration Date: 3/31/2007

SUNTRUST BANK P.O. BOX 4418 CENTER 632 ATLANTA, GA 30302	SPECIAL REPORT
(Dollar Amounts in Thousands)

	CLOSE OF BUSINESS DATE	FDIC Certificate Number
	09/30/2004	00867

LOANS TO EXECUTIVE OFFICERS (Complete as of each Call Report Date)

The following information is required by Public Laws 90-44 and 102-242, but does not constitute a part of the Report of Condition. With each Report of Condition, these Laws require all banks to furnish a report of all loans or other extensions of credit to their executive officers made since the date of the previous Report of Condition. Data regarding individual loans or other extensions of credit are not required. If no such loans or other extensions of credit were made during the period, insert “none” against subitem (a). (Excluded the first $15,000 of indebtedness of each executive officer under bank credit card plan.)

See Sections 215.2 and 215.3 of Title 12 of the Code of Federal Regulations (Federal Reserve Board Regulation O) for the definitions of “executive officer” and “extension of credit,” respectively. Exclude loans and other extensions of credit to directors and principal shareholders who are not executive officers.

			RCFD
a. Number of loans made to executive officers since the previous Call Report			3561	0	a
b. Total dollar amount of above loans (in thousands of			3562	0	b
c. Range of interest charged on above loans	RCFD	From	RCFD	To
(example: 9-3/4% = 9.75)	7701	0.00%	7702	0.00%	c

SIGNATURE AND TITLE OF OFFICER AUTHORIZED TO SIGN REPORT	DATE (Month, Day, Year)

REPORT OF CONDITlON

Consolidating domestic and foreign subsidiaries of the

SUNTRUST BANK
in the state of GA at close of business on September 30, 2004 published in response to call made by (Enter additional information below)

Statement of Resources and Liabilities

Dollar Amounts in Thousands
ASSETS
Cash and balances due from depository institutions:
Noninterest-bearing balances and currency and coin		3,647,232
Interest-bearing balances		23,191
Securities:
Held-to-maturity securities		0
Available-for-sale securities		22,069,096
Federal funds sold in domestic offices		397,175
Securities purchased under agreements to resell		3,728,753
Loans and lease financing receivables:
Loans and leases held for sale		4, 602, 916
Loans and leases, net of unearned income	84,567,508
LESS: Allowance for loan and lease losses	887,706
Loans and leases, net of unearned income and allowance		83,679,802
Trading Assets		1,203,501
Premises and fixed assets (including capitalized leases)		1,385,939
Other real estate owned		15,593
Investments in unconsolidated subsidiaries and associated companies		0
Customers’ liability to this bank on acceptances outstanding		12,465
Intangible assets:
Goodwill		886,405
Other intangible assets		617,641
Other assets		4,019,085
Total assets		126,288,794

REPORT OF CONDITION (Continued)

LIABILITIES

Dollar Amounts in Thousands
Deposits:
In domestic offices		78,538,237
Noninterest-bearing	11,287,963
Interest-bearing	67,250,274
In foreign offices, Edge and Agreement subsidiaries, and IBFs		6,926,225
Noninterest-bearing	0
Interest-bearing	6,926,225
Federal funds purchased in domestic offices		3,283,337
Securities sold under agreements to repurchase		8,189,814
Trading liabilities		806,764
Other borrowed money (includes mortgage indebtedness and obligations under capitalized leases)		13,070,602
Bank’s liability on acceptances executed and outstanding		12,465
Subordinated notes and debentures		2,149,421
Other liabilities		2,608,898
Total liabilities		115,585,763
Minority interest in consolidated subsidiaries		967,600

EQUITY CAPITAL
Perpetual preferred stock and related surplus		0
Common stock		21,600
Surplus		3,245,229
Retained earnings		5,755,540
Accumulated other comprehensive income		713,062
Other equity capital components		0
Total equity capital		9,735,431
Total liabilities, minority interest, and equity capital		126,288,794

We, the undersigned directors, attest to the correctness of this statement of resources and liabilities. We declare that is has been examined by us, and to the best of our knowledge and belief has been prepared in conformance with the instructions and is true and correct.	I, Tom Panther, SVP & Interim Controller
( Name, Title )
of the above named bank do hereby declare that this Report of Condition is true and correct to the best of my knowledge and belief.
Director #1

Director #2

Director #3

EXHIBIT 8 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)

EXHIBIT 9 TO FORM T-1

(INTENTIONALLY OMITTED. NOT APPLICABLE.)